Proxy Statement Pursuant to Section 14(a)
 of the Securities Exchange Act of 1934
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VENAXIS, INC.
 (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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October 17, 2016
To Our Shareholders:
You are cordially invited to the Annual Meeting of Shareholders (the "Meeting") of Venaxis, Inc. (the "Company") to be held at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202 on November 30, 2016, beginning at 3:00 PM local time.
The formal Notice of the Meeting and proxy statement describing the matters to be acted upon at the Meeting are attached to this letter.  Shareholders also are entitled to vote on any other matters which properly come before the Meeting.
Also attached is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting.  Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.
WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.
Sincerely,

Stephen T. Lundy,
 Chief Executive Officer and President

VENAXIS, INC.
1585 South Perry Street
Castle Rock, Colorado 80104
 (303) 794-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD ON NOVEMBER 30, 2016

October 17, 2016
To the Shareholders of Venaxis, Inc.:
The Annual Meeting of Shareholders (the "Meeting") of Venaxis, Inc., a Colorado corporation (the "Company") will be held at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202 on November 30, 2016, beginning at 3:00 PM local time, for the purpose of considering and voting upon the following matters:
1.	Election of Directors. The election of the six directors named in the attached proxy statement to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.
2.	Amendment and Restatement of the Equity Incentive Plan. The adoption of an amendment and restatement of the Company's Equity Incentive Plan.
3.	Change of the Corporate Name. Adopt an amendment to the Company's Articles of Incorporation to change the name of the Company to "Bioptix, Inc."
4.	Say on Pay. An advisory vote to approve the compensation paid to the Company's named executive officers for 2015.
5.	Ratification of Appointment of Independent Accounting Firm. Ratification of the appointment of GHP Horwath, P.C. as the Company's independent registered public accounting firm for the financial statements audit for the fiscal year ending December 31, 2016.
6.	Other Matters. The transaction of such other business as may lawfully come before the Meeting or any adjournment(s) thereof.
The Board of Directors is not aware of any other business to come before the Meeting.  Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on September 22, 2016 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.
You are requested to complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope.  The proxy will not be used if you attend the Meeting and vote in person.
This proxy statement and the Company's 2015 Annual Report on Form 10-K are available online at:  www.venaxis.com.
EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.  ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.
BY ORDER OF THE BOARD OF DIRECTORS,

Gail S. Schoettler,
Chair of the Board of Directors

Venaxis, Inc.
1585 South Perry Street
Castle Rock, Colorado 80104
 (303) 794-2000
PROXY STATEMENT
 ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 30, 2016
October 17, 2016
To Our Shareholders:
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Venaxis, Inc. (the "Company") of proxies to be used at the 2016 Annual Meeting of Shareholders (the "Meeting") to be held at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202 on November 30, 2016, beginning at 3:00 PM local time, and at any adjournments or postponements thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This proxy statement, the accompanying proxy card, the Company's 2015 Annual Report on Form 10-K, and the Notice of Annual Meeting of Shareholders (collectively, the "Proxy Materials") are first being mailed to shareholders beginning on or about October 19, 2016.
TABLE OF CONTENTS

GENERAL INFORMATION	1
Solicitation	1
Voting Rights and Votes Required	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
MANAGEMENT	5
Qualifications, Attributes and Skills of our Board of Directors and Director Nominees	8
Independence of the Board of Directors	9
Board Leadership Structure and Role in Risk Management	10
Meetings of the Board and Committees and Description of Committees	10
REPORT OF THE AUDIT COMMITTEE	11
COMPENSATION COMMITTEE REPORT	13
Section 16(a) Beneficial Ownership Reporting Compliance	13
Code of Ethics and Whistle Blower Policy	13
Certain Relationships and Related Person Transactions	13
Communications with the Board of Directors	14
Procedures for Nominating a Director Candidate	14
EXECUTIVE COMPENSATION	16
Compensation Discussion and Analysis	16
Summary Compensation Table	20
Employment Agreements	22

i

Post-Employment Benefits	23
Director Compensation	23
INDEPENDENT PUBLIC ACCOUNTANTS	25
PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING	26
PROPOSAL ONE – ELECTION OF DIRECTORS	26
PROPOSAL TWO – ADOPTION OF AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN	26
PROPOSAL THREE – APPROVE AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE THE NAME TO BIOPTIX, INC.	33
PROPOSAL FOUR – ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)	34
PROPOSAL FIVE - RATIFICATION OF INDEPENDENT ACCOUNTING FIRM	35
ANNUAL REPORT TO SHAREHOLDERS	35
OTHER MATTERS	36
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS	36
SHAREHOLDER PROPOSALS	36

Appendix A - Equity Incentive Plan, as amended and restated	A-1
Appendix B - Form of Amendment to Articles of Incorporation	B-1

ii

GENERAL INFORMATION
Solicitation
The enclosed proxy is being solicited by the Company's Board of Directors.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations.  The Company has retained the services of D.F. King & Co., Inc., a third party proxy solicitor, to assist the Company in the solicitation of proxies for the Meeting.  The Company is paying the fees of D.F. King & Co., Inc.  The Company will also reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.
Voting Rights and Votes Required
Upon the completion of a special shareholders meeting held on March 24, 2016, where such action was approved by shareholders, the Board of Directors authorized a reverse stock split of the Company's common stock at a ratio of one-for-eight, whereby each eight shares of common stock were combined into one share of common stock (the "Reverse Stock Split").  The Reverse Stock Split was implemented and effective on March 31, 2016. All historical references to shares and share amounts in this proxy statement have been retroactively revised to reflect the Reverse Stock Split.
Holders of shares of Venaxis, Inc. common stock (the "Common Stock"), at the close of business on September 22, 2016 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting.  On the Record Date, 4,503,971 shares of Common Stock were outstanding.  Holders of Common Stock are entitled to one vote per share.
The presence, in person or by proxy, of holders of one-third of the shares outstanding as of the Record Date constitutes a quorum for the transaction of business at the Meeting.  In the event there are not sufficient votes present for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.
As to the election of directors under Proposal One, the proxy card being provided by the Board of Directors enables a shareholder to vote "For" the election of each of the nominees proposed by the Board of Directors, or to "Withhold Authority to Vote" for one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without respect to either (1) broker non-votes, or (2) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.
The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve Proposals Two through Five.  As to these proposals, a shareholder may:  (1) vote "For" the proposal, (2) vote "Against" the proposal, or (3) "Abstain" with respect to the proposal.  Abstentions and broker non-votes will not be taken into account for purposes of determining the outcome of Proposals Two, Three, Four or Five.
The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.

Shares of Common Stock represented by all properly executed proxies received at the Company's transfer agent by November 29, 2016 will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted:
•	"For" the slate of directors described herein;
•	"For" approval of the adoption of the amended and restated Equity Incentive Plan as described in this proxy statement;
•	"For" approval of an amendment to the Articles of Incorporation to change the corporate name to "Bioptix, Inc.";
•	"For" approval, on an advisory basis, of the compensation paid to the Company's named executive officers for 2015; and
•	"For" ratification of GHP Horwath, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.
Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described above.  If any other matters are properly presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.
The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by: (1) providing notice in writing to the Company's corporate secretary that the proxy is revoked; (2) presenting to the Company a later-dated proxy; or (3) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The number of shares of the Company's Common Stock outstanding at the close of business on September 22, 2016 was 4,503,971.  The following table sets forth the beneficial ownership of the Company's Common Stock as of September 30, 2016 by each Company director, director nominee and each executive officer then serving, by all directors, director nominees and executive officers as a group, and by each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of Common Stock.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.  In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options and warrants currently exercisable or exercisable within 60 days after September 30, 2016 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  To the knowledge of the directors, director nominees and executive officers of the Company, as of September 30, 2016, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below.  Unless otherwise indicated, the address of each individual named below is the address of the Company, 1585 South Perry Street, Castle Rock, Colorado 80104.
Beneficial Ownership Table

Name and Address	Number of Shares	Percent
Directors:
Stephen T. Lundy (1)	134,053	2.8%
Gail S. Schoettler (2)	49,193	1.1%
Susan A. Evans (3)	31,125	*
Daryl J. Faulkner (4)	36,608	*
David E. Welch (5)	33,547	*
Stephen A. Williams (6)	30,042	*
Director Nominees:		*
Michael M. Beeghley	0	*
Michael W. Routh	0	*
Other Executive Officers:
Jeffrey G. McGonegal (7)	66,671	7.8%
Richard J. Whitcomb	0	*
All Directors, Director Nominees and Officers as a Group (10 persons) (8)	381,239	8.6%
More than 5% Shareholders:
Barry C. Honig (9)	389,159	8.6%
Catherine Johanna DeFrancesco (10)	341,176	7.6%
E. Jeffrey Peierls (11)	320,311	7.1%
Remeditex Ventures LLC (12)	295,210	7.3%
____________________
* Holds less than 1%

(1)
Includes 500 shares directly owned. Also includes options currently exercisable or exercisable within 60 days to purchase an aggregate of 133,553 shares at exercise prices ranging from $2.89 per share to $547.20 per share.

(2)
Includes 63 shares directly owned. Also includes options currently exercisable or exercisable within 60 days to purchase an aggregate of 49,130 shares at exercise prices ranging from $2.89 per share to $1,591.20 per share.

(3)	Consists of options currently exercisable or exercisable within 60 days to purchase an aggregate of 31,125 shares at exercise prices ranging from $2.89 per share to $20.48 per share.

(4)
Includes 42 common shares held by the Daryl J. and Terri L. Faulkner Family Trust. Also includes options currently exercisable or exercisable within 60 days to purchase an aggregate of 36,566 shares at exercise prices ranging from $2.89 per share to $528.00 per share.

(5)	Consists of options currently exercisable or exercisable within 60 days to purchase an aggregate of 33,547 shares at exercise prices ranging from $2.89 per share to $1,591.20 per share.
(6)	Consists of options currently exercisable or exercisable within 60 days to purchase an aggregate of 30,042 shares at exercise prices ranging from $2.89 per share to $18.16 per share.
(7)
Includes 1,009 shares held directly.  Also includes 63 shares held in Mr. McGonegal's IRA account. Also includes options to purchase an aggregate of 65,599 shares at exercise prices ranging from $2.89 per share to $1,591.20 per share.

(8)	Includes the information in footnotes (1) through (7).
(9)
Information is based upon holdings reported on Schedule 13D filing and amendments, the most recent filed on September 14, 2016.  The address for this shareholder is 555 South Federal Highway, #450, Boca Raton, FL 33432.  Includes shares reported as beneficially owned by Mr. Honig and held by GRQ Consultants 401K Inc. where Mr. Honig is the trustee of the 401(k).

(10)
Information is based upon holdings reported on Schedule 13D filing and amendments, the most recent filed on September 20, 2016.  The address for this shareholder is 365 Bay St., Suite 840, Toronto, ON M5H 2V1, Canada.  Includes shares reported as beneficially owned by Ms. DeFrancesco and held by DSB Capital, Ltd., a Turks & Caicos company where Ms. DeFrancesco serves as Trustee (64,000 shares), DeFrancesco Motorsports, Inc., an Ontario corporation where Ms. DeFrancesco serves as President (59,100 shares), Delavalco Holdings, Inc., an Ontario corporation where Ms. DeFrancesco serves as President (81,500 shares), Delavalco Holdings, Inc., a Florida corporation where Ms. DeFrancesco serves as President (85,466 shares), Marcandy Investments Corp., an Ontario corporation where Ms. DeFrancesco serves as President (5,000 shares), and Namaste Gorgie, Inc., an Ontario corporation where Ms. DeFrancesco serves as President (46,110 shares).

(11)
Information is based on holdings reported to the Company by the shareholders.  The address for these shareholders is c/o The Northern Trust Company of Delaware, 1313 N. Market Street, Suite 5300, Wilmington, DE 19801.  The shareholders are E. Jeffrey Peierls and associated trusts of which he is the trustee (an aggregate of 269,997 shares) and The Peierls Foundation (50,314 shares) of which Mr. Peierls shares voting and investment control.  The holdings do not include 37,877 shares owned by an LLC of which Mr. Peierls is a co-manager with his brother, Brian Eliot Peierls, or 54,122 shares beneficially owned by Brian Eliot Peierls individually, or as trustee of a trust.

(12)
Information is based upon holdings reported on a Schedule 13G filed on September 19, 2016.  The address for this shareholder is 2727 N. Harwood St., Suite 200, Dallas, Texas 75201.  Includes shares reported as beneficially owned by Remeditex Ventures LLC for which Malachite Trust and Lydia Hill have shared power to vote or dispose of the shares.  Also includes 32,801 shares of Common Stock held in escrow under an escrow agreement entered into in connection with the Company's acquisition of BiOptix Diagnostics.

MANAGEMENT
Daryl J. Faulkner and Stephen A. Williams were not re-nominated to stand for election as a member of our Board of Directors on a going-forward basis.  The Board of Directors thanks Mr. Faulkner and Dr. Williams for their exemplary service on the Board of Directors.
Executive officers of the Company are elected by the Board of Directors, and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and named executive officers of the Company. Further, there is no arrangement or understanding between any director and the Company pursuant to which he or she was selected as a director.  Messrs. Lundy, McGonegal and Whitcomb have employment agreements in place with the Company with respect to their executive officer positions with the Company.
The following table sets forth names, ages and positions with the Company for all directors, director nominees and named executive officers of the Company at September 30, 2016:
Name	Age	Position

Stephen T. Lundy	54	Chief Executive Officer, President and a Director
Gail S. Schoettler	72	Non-Executive Chair and a Director
Susan A. Evans	69	Director
Daryl J. Faulkner	67	Director
David E. Welch	69	Director
Stephen A. Williams	57	Director
Michael M. Beeghley	49	Director Nominee
Michael W. Routh	69	Director Nominee
Jeffrey G. McGonegal	65	Chief Financial Officer and Secretary
Richard J. Whitcomb	55	Senior Vice President, Corporate Development

Directors
Stephen T. Lundy was appointed to the positions of Chief Executive Officer and President of Venaxis on March 24, 2010.  Effective on the same date, he was appointed to its Board of Directors.  Mr. Lundy has more than 25 years of experience in medical and diagnostic product development and commercialization.  He most recently was Chief Executive Officer of MicroPhage from 2008 to 2010.  Mr. Lundy was Senior Vice President of sales and marketing for Vermillion from 2007 to 2008.  Mr. Lundy joined Vermillion from GeneOhm (2003 – 2007), a division of Becton, Dickinson and Company Diagnostics, where he served as Vice President of Sales and Marketing.  At GeneOhm, Mr. Lundy successfully led the commercial launch of several novel molecular diagnostic assays including the first molecular test for Methicillin resistant Staphylococcus aureus.  From 2002 to 2003, Mr. Lundy served as Vice President of Marketing for Esoterix, Inc., which was acquired by Laboratory Corporation of America, and he led the commercial integration and re-branding of the numerous reference labs acquired by Esoterix.  Prior to Esoterix, he served as Marketing Director for Molecular Diagnostics and Critical Care Testing at Bayer Diagnostics Corporation.  Mr. Lundy graduated from the United States Air Force Academy with a B.S. degree and was an officer with the United States Air Force from 1983 to 1988.
Gail S. Schoettler has served on the Venaxis Board of Directors since August 2001.  She is a member of the Company's Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  In October 2010, Dr. Schoettler became Non-Executive Chair of the Board of Directors.  She serves on the board of The Colorado Trust.  Former corporate board positions include: Masergy Communications, Inc., CancerVax, Inc., PepperBall Technologies, Inc., AirGate PCS, Women's Bank, Equitable Bancshares of Colorado, the Colorado Public Employees Retirement Association, Delta Dental of Colorado, Delta Dental Foundation and Fischer Imaging.  She has served as a U.S. Ambassador, appointed by President Clinton, and as Colorado's Lt. Governor and State Treasurer.  In 1998, she narrowly lost her bid for Governor of Colorado.  She started two successful banks and helps run her family's cattle ranch (where she grew up), vineyards, and real estate enterprises.  She and her husband own a travel company that focuses on introducing business and community leaders to their counterparts overseas as well as to other countries' cultures, economies, and history.  She earned a B.A. in economics from Stanford and M.A. and Ph.D. degrees in African history from the University of California at Santa Barbara.  Among her numerous awards is the French Legion of Honor (France's highest civilian award) from President Jacques Chirac of France.

Susan Evans, Ph.D., FACB was appointed to the Company's Board of Directors in December 2012 and is Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.  Dr. Evans retired in December 2013 from the position of Vice President, Scientific Affairs, of Beckman Coulter, a Danaher, Inc. operating company.  Dr. Evans joined Beckman Coulter in 2006 as Vice President and General Manager of Agencourt Bioscience, a Beckman Coulter company.  She also served as Vice President, Corporate Strategic Planning for Beckman Coulter from January 2010 to July 2011.  She has more than 30 years of experience in the diagnostic industry, holding leadership positions in research and development and general management.  She has led organizations in the development of IVD diagnostic systems and assays across a wide range of laboratory disciplines including clinical chemistry, hemostasis, immunology and microbiology.  Dr. Evans' consulting practice, BioDecisions Consulting, focuses on strategy, technology and product assessment, and product development processes.  Dr. Evans has been involved with a number of professional associations, including the American Association of Clinical Chemistry (AACC), her service to the AACC on the national level includes being elected to the board of directors, as national secretary, and as president in 2003.  She served on the board of directors of the Analytical, Life Science & Diagnostics Association (ALDA) and the National Academy of Clinical Biochemistry (NACB), serving as the president of the NACB in 2008.  Dr. Evans has also been active in the Clinical Laboratory Standards Institute (CLSI) and the International Federation of Clinical Chemistry (IFCC) serving on numerous committees and task forces.
Daryl J. Faulkner was appointed to the Company's Board of Directors in the newly created position of Executive Chairman on January 19, 2009 and on February 10, 2009, was appointed to serve as the Company's interim Chief Executive Officer. Mr. Faulkner resigned from the position of interim Chief Executive Officer as of March 24, 2010 upon the hiring of Mr. Lundy, and the position of Chairman in October 2010. He continues to serve as a director of the Company and he is a member of the Company's Audit Committee and chair of the Company's Nominating and Corporate Governance Committee. Mr. Faulkner has more than 30 years' experience in developing and commercializing medical devices, drug and drug delivery systems, life science research tools, and molecular diagnostics. He was President, CEO and a member of the board of directors of Digene Corporation, a NASDAQ-traded company prior to its acquisition in July 2007 by Qiagen (traded on NASDAQ's Global Select market). He continued as co-chair of the executive integration steering committee with the Qiagen CEO from August 2007 to January 2009. Currently, Mr. Faulkner also serves as a member of the board of directors of GenMark Diagnostics, Inc. (NASDAQ:GNMK), an emerging molecular diagnostics company traded on NASDAQ. Prior to joining Digene, Mr. Faulkner spent eight years with Invitrogen in a number of executive roles, including SVP Europe, SVP IVGN International Operations, and SVP of Strategic Business Units. Before Invitrogen, Mr. Faulkner's career includes 15 years with the Fortune 100 Company, Abbott Laboratories, in which he held leadership positions in manufacturing operations and plant management. Mr. Faulkner received a degree in industrial relations from the University of North Carolina and a M.A. in business management from Webster University.

David E. Welch was appointed to the Company's Board of Directors in October 2004.  Mr. Welch is chair of the Audit Committee and a member of the Compensation Committee.  He is currently Vice President, Operations, of Vertex Innovations, Inc., a consulting firm in the wireless telecommunications industry, a position he has held since May 2015.  From April 2004 to October 2014, Mr. Welch served as Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a private company (publicly traded until June 2010) located in Golden, Colorado.  Mr. Welch formerly served as a director of PepperBall Technologies, Inc.  He also is a self-employed financial consultant.  From July 1999 to June 2002, Mr. Welch served as Chief Financial Officer, Secretary and Treasurer of Active Link Communications, Inc., another publicly traded company.  During 1998, he served as Chief Information Officer for Language Management International, Inc., a multinational translation firm located in Denver, Colorado.  From 1996 to 1997, he was Director of Information Systems for Micromedex, Inc., an electronic publishing firm, located in Denver, Colorado.  Mr. Welch also serves on the board of directors of iSign Solutions, Inc., a publicly traded company.  He received a B.S. degree in accounting from the University of Colorado.  Mr. Welch is a certified public accountant, licensed in the state of Colorado.
Stephen A. Williams, MB, BS, Ph.D.  was appointed to the Company's Board of Directors in May 2013 and is a member of the Company's Compensation Committee. Dr. Williams is the Chief Medical Officer of SomaLogic, Inc., a position he has held since 2009. Prior thereto, he worked at Pfizer from 1989 until 2007. In 1989, he joined Pfizer U.K. in its experimental medicine division and worked on a variety of programs including asthma, irritable bowel syndrome, migraine, depression and urinary incontinence. Dr. Williams moved to the U.S. in 1993 with Pfizer and worked on programs in inflammatory bowel disease, stroke, psychosis and head injury. He created Pfizer's Clinical Technology Group in 1997, which became a global group maintaining five research sites with the objective of validating clinical biomarkers and measurements, and was promoted to Pfizer Vice President in 2006. Dr. Williams' undergraduate degree is a BSc. (hons) in physiology. He trained as a physician at Charing Cross and Westminster Medical School, University of London, where he earned degrees in surgery and medicine (M.B. B.S.) and, following his internships, returned to the same institution for a Ph.D. in medicine and physiology. Subsequently, Dr. Williams performed three years of residency in diagnostic imaging at the University of Newcastle upon Tyne from 1989 to 1991. Dr. Williams was on the National Advisory Council to the National Institute of Biomedical Imaging and Bioengineering from 2003 to 2007 and on the Executive Committee of the FNIH-led Biomarkers Consortium from 2005 to 2007.
Director Nominees
In addition to nominating Ms. Schoettler, Dr. Evans and Messrs. Lundy and Welch for re-election, the following individuals are nominated for the first time at this Meeting:

Michael M. Beeghley is nominated as a member of our Board of Directors for the first time at this Meeting.  Mr. Beeghley has been President and founder of Applied Economics LLC, a national corporate finance and financial advisory services firm founded in 1998. Mr. Beeghley has testified as an expert and provided expert opinions on numerous economic, financial and securities issues. Prior to forming Applied Economics, Mr. Beeghley was a Manager in the Corporate Finance Group of Ernst & Young, LLP and a Senior Analyst in the Corporate Finance Group of PricewaterhouseCoopers.  He is a member of the Board of Directors and a member of its Nominating Committee at Majesco Entertainment Company. Mr. Beeghley has a Master of Public Health from the University of North Carolina at Chapel Hill, a Master of Accountancy from the University of Georgia, a Master of Business Administration from Mississippi State University and a Bachelor of Business Administration from the University of Georgia.
Michael W. Routh, Ph.D. is nominated as a member of our Board of Directors for the first time at this Meeting.  Dr. Routh served as an independent member of the board of directors of BiOptix Diagnostics until it was acquired by the Company in September 2016.  Dr. Routh serves as an independent director on the boards of innovative early-stage and growth companies in the analytical instrument industry.  Prior to his current focus, Dr. Routh held executive and operational leadership positions in several top tier public companies in the analytical instrument space, including President of GE Analytical Instruments from February 2005 to August 2011, VP/GM of Ionics Instrument Business Group prior to acquisition by GE from April 2000 to January 2005, General Manager of Bio-Rad's Digilab division from October 1997 to March 2000, President of Thermo Fisher's Baird business from July 1993 to October 1997, VP/GM of Thermo-Fisher's Applied Research Laboratories business in California and Switzerland from February 1983 to June 1993, and Research & Technology manager for Varian (now Agilent) in California and Australia from October 1976 to January 1983.  Dr. Routh's executive and operational leadership experience includes general management, marketing, R&D, strategy development, expat assignments, and mergers and acquisitions, integrations and turnarounds. Dr. Routh earned B.S. and M.S. degrees with distinction from Fresno State University, and a Ph.D. from the University of Arizona, all in Analytical Chemistry.

Executive Officers
Stephen T. Lundy – see above under "Board of Directors."
Jeffrey G. McGonegal became Chief Financial Officer of the Company in June 2003, was appointed Corporate Secretary in January 2010 and served as interim President in December 2004 and January 2005. Mr. McGonegal served from 2003 to January 1, 2011 as Chief Financial Officer of PepperBall Technologies, Inc. Until his resignation in September 2013, Mr. McGonegal served on a limited part-time basis as Senior Vice President — Finance of Cambridge Holdings, Ltd., a small publicly held company with limited business activities. Mr. McGonegal served as Chief Financial Officer of Bactolac Pharmaceutical, Inc. and had been associated with its predecessors through October 2006, a company (publicly held until September 2006) engaged in manufacturing and marketing of vitamins and nutritional supplements. From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Mr. McGonegal served as Managing Partner of the Denver, Colorado office. Until his resignation in March 2012, Mr. McGonegal was elected in 2005 to serve on the board of Imagenetix, Inc., a publicly held company in the nutritional supplements industry. He received a B.A. degree in accounting from Florida State University.
Richard J. Whitcomb became Senior Vice President, Corporate Development of the Company on September 16, 2016.  From April 2009 until its acquisition by the Company in September 2016, Mr. Whitcomb served as Chief Executive Officer, President and a director of BiOptix Diagnostics, Inc.  Prior thereto, from December 2004 until July 2008, Mr. Whitcomb served as the Senior Manager of the Global Solutions Business Unit of Agilent Technologies' Electronic Measurement Group.  From May 2002 until November 2004, he was the Operational CFO for a Communications Network Solutions Group business unit based in Germany, prior to which he was a Business Development Manager in Corporate Development in Palo Alto, California. From September 1989 until January 2000, Mr. Whitcomb held senior management positions with Hewlett-Packard Co. in northern Colorado, Palo Alto, California and Boblingen, Germany. Mr. Whitcomb holds a BSc. Degree in economics from the University of Minnesota, Minneapolis, and an MSc. in finance and econometrics from the Leeds School of Business in Boulder, Colorado.
Qualifications, Attributes and Skills of our Board of Directors and Director Nominees
The Nominating and Corporate Governance Committee (the "Nominating Committee") screens director candidates and evaluates the qualification and skills applicable to the Company of the existing members of the Board of Directors.  In overseeing the nomination of candidates for election, and the qualifications and skills of incumbent directors, the Nominating Committee, and subsequently the Board of Directors, seeks qualified individuals with outstanding records of success in their chosen careers, the skills to perform the role of director, and the time and motivation to perform as a director.  Directors are expected to bring specialized talents to the Board of Directors that add value to the Board of Directors' deliberative process and advance the business goals of the Company.  The Board of Directors has determined that experience in the life sciences industries, financial and investment experience, publicly held company experience and governmental experience are generally useful qualifications for directors, and the composition of the Board of Directors reflects such assessment.  In September 2016, in connection with the acquisition of BiOptix Diagnostics, the Nominating Committee and the Board of Directors assessed the skills and qualifications of the members of the Board and determined it would be helpful to recruit additional Board members with research tools and laboratory experience and business and valuation experience.  The nominations of Dr. Routh and Mr. Beeghley arose as part of those actions.  All of the directors who are nominated for re-election to the Board of Directors also exhibit outstanding records of success in their chosen careers and have demonstrated their ability to devote the time and energy necessary to serve on the Board of Directors and to advance the business goals and strategies of the Company.  The directors have the following additional qualifications and skills that make them productive members of the Board of Directors:

•	Stephen Lundy – over 25 years' experience in medical and diagnostic product development companies, including experience leading the commercial launch of diagnostic products and participation in merger and acquisition transactions in the industry;
•	Gail Schoettler – business acumen, years of public service and extensive public company board, business and financial experience;
•	Susan Evans – over 30 years' experience in the in vitro diagnostics industry, including development of numerous successful diagnostic tests;
•	Daryl Faulkner – significant chief executive and senior executive experience in medical device and medical diagnostics publicly traded companies, both national and global;
•	David Welch – financial and information systems expertise, particularly in publicly traded companies; and
•	Stephen Williams – medical, scientific and clinical biomarker discovery and development experience.
The Nominating Committee believes that the director nominees have the following qualifications and skills that will make them productive additions to our Board of Directors:
•	Michael Beeghley - significant interest in health care-related companies and extensive educational background in corporate finance and business valuation experience.
•	Michael Routh - experience with both emerging growth and established private and public companies, executive and operational experience, including with analytical tool companies, and familiarity with BiOptix Diagnostics and its product offerings.
Independence of the Board of Directors
The Board of Directors currently consists of Ms. Schoettler, Drs. Evans and Williams and Messrs. Lundy, Faulkner and Welch.  The Company defines "independent" as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards. For each of 2015 and 2016, Ms. Schoettler, Drs. Evans and Williams, and Messrs. Faulkner and Welch qualified as independent and none of them have any material relationship with the Company that might interfere with his or her exercise of independent judgment.  In making the determination as to the independence of Mr. Faulkner, the Board of Directors considered the interim nature of his service as CEO of the Company for a brief period ending in March 2010, and his independence from the Company in all other respects.  The Board of Directors also determined that, if elected at this meeting, Mr. Beeghley and Dr. Routh meet the applicable standards to be considered independent.

The non-employee directors, with the exception of Ms. Schoettler, receive cash compensation of $1,000 per month as compensation for service on the Board of Directors.  Ms. Schoettler, the non-executive Chair of the Board, receives compensation of $2,000 per month as compensation for service on the Board of Directors.  The independent directors typically receive a stock option grant upon joining the Board of Directors and additional stock option grants, generally annually, for service on the Board of Directors.  Effective October 2010, Ms. Schoettler began receiving equity awards equal to 1.5 times the amount granted to other non-employee directors when such awards are issued.  The directors are also reimbursed for all expenses incurred by them in attending board meetings.
Board Leadership Structure and Role in Risk Management
The Board of Directors believes that separating the positions of Chair of the Board of Directors and Chief Executive Officer provides the best leadership structure for the Company at this time.  Gail Schoettler serves as the non-executive Chair of the Board of Directors.  Separating these positions allows the Chief Executive Officer to focus on the day-to-day business, while enabling the Chair to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management.  The Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.
The Board of Directors is actively involved in oversight of risks that could affect the Company.  This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks.  The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for management of particular risks within the Company.  The Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.
Meetings of the Board and Committees and Description of Committees
Board of Directors:  The Company's Board of Directors held eighteen meetings during the year ended December 31, 2015, and twenty-one meetings, and acted by written consent three times through September 30, 2016.  Such meetings consisted of meetings at which a quorum of the directors were present in person or by telephone.  Each of our directors then serving attended at least 75% of the meetings of the Board of Directors and the committees on which they served during 2015 and 2016 to date, except for Dr. Williams who was unable to attend meetings at the 75% threshold due to other commitments.  The Company does not have a formal policy with regard to board members' attendance at annual meetings, but encourages them to attend shareholder meetings.  Each Board member then serving attended our most recent Annual Meeting of Shareholders held on September 1, 2015.
Audit Committee: The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  Four of the Company's directors serve on the Audit Committee: David Welch (who serves as Chair of the Audit Committee), Gail Schoettler, Daryl Faulkner and Stephen A. Williams.  Mr. Welch has been designated as the financial expert on the Audit Committee, based on his significant experience as described on page 7 of this proxy statement.  Each Audit Committee member meets the definition of independence for Audit Committee membership as required by the NASDAQ listing standards.  The Amended and Restated Audit Committee Charter is available on our website at www.venaxis.com.

The Audit Committee held eight meetings and took one action by written consent during the year ended December 31, 2015, and four additional meetings through September 30, 2016.  A majority of the members attended each meeting in person or by telephone.
The following constitutes the report the Audit Committee has made to the Board of Directors and, when read in connection with the Amended and Restated Audit Committee Charter, generally describes the functions performed by the Audit Committee:
REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of Venaxis, Inc.
Management is responsible for our internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements.  Our responsibility is to monitor and oversee those processes.  We hereby report to the Board of Directors that, in connection with the financial statements for the year ended December 31, 2015, we have:
•	reviewed and discussed the audited financial statements with management and the independent accountants;
•	approved the appointment of the independent accountants;
•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and
•	received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent accountant the accountant's independence.
Based on the discussions and our review discussed above, we recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2015 be included in the Company's 2015 Annual Report to Shareholders on Form 10-K for that fiscal year.
Respectfully submitted,
The Audit Committee of Venaxis, Inc.
David Welch, Chair
Gail Schoettler, Member
Daryl Faulkner, Member
Stephen A. Williams, Member
Nominating and Corporate Governance Committee.  The Nominating Committee consists of Daryl Faulkner (who serves as Chair of the Nominating Committee), Susan A. Evans, Gail Schoettler and Stephen A. Williams, each of whom meet the NASDAQ listing standards for independence.  Duties of the Nominating Committee include oversight of the process by which individuals may be nominated to our Board of Directors.  The Nominating Committee charter is available on our website at www.venaxis.com.  There have been no material changes to the procedures by which security holders may recommend nominees to the Company's Board of Directors.  Please see "Procedures for Nominating a Director Candidate" on pages 14-15 of this proxy statement for a description of such procedures.  The specific process for evaluating new directors, including shareholder-recommended nominees, will vary based on an assessment of the then current needs of the Board of Directors and the Company.  The Nominating Committee will determine the desired profile of a new director, the competencies they are seeking, including experience in one or more of the following: highest personal and professional integrity, demonstrated exceptional ability and judgment and who shall be most effective in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the shareholders.  Candidates will be evaluated in light of the target criteria chosen.  The Nominating Committee does not have a formal diversity policy; however, in addition to the foregoing, it considers race and gender diversity in selection of qualified candidates.

The Nominating Committee held four meetings during the year ended December 31, 2015, and three additional meetings through September 30, 2016.  On September 28, 2016, the Nominating Committee nominated the six nominees identified in Proposal One to stand for re-election or initial election to the Board of Directors.  The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.
Compensation Committee:  The Company's Compensation Committee is comprised of Susan A. Evans (who serves as Chair of the Compensation Committee), Gail Schoettler and David Welch, each of whom is an independent director.  The amended and restated Compensation Committee Charter is available on our website at www.venaxis.com.
The Compensation Committee held twelve meetings and took one action by written consent during the year ended December 31, 2015, and five meetings through September 30, 2016.
Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives.  This includes the responsibility: (1) to determine, review and recommend to the Board of Directors for approval on an annual basis the corporate goals and objectives with respect to compensation for the senior executives, and (2) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine and recommend to the Board of Directors for approval the annual compensation for each, including salary, bonus, incentive and equity compensation.  When evaluating the compensation of our executive officers, the Compensation Committee evaluates factors including the executive's responsibilities, experience and the competitive marketplace.  The Compensation Committee may also invite the senior executives and other members of management to participate in their deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations, except that the Chief Executive Officer may not be present for the deliberation of or the voting on compensation for the Chief Executive Officer.  The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.
The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate.  The Compensation Committee did not retain any such advisor for 2015.
The Compensation Committee also has the authority and responsibility: (1) to review the fees paid to non-employee directors for service on the Board of Directors and its committees, and make recommendations to the Board of Directors with respect thereto; and (2) to review the Company's incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed.

COMPENSATION COMMITTEE REPORT
To the Board of Directors of Venaxis, Inc.
The Compensation Committee hereby reports to the Board of Directors that, in connection with this proxy statement we have:
•	reviewed and discussed with management the Compensation Discussion and Analysis disclosure; and
•	based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
The Compensation Committee of Venaxis, Inc.
Susan A. Evans, Chair
Gail Schoettler, Member
David Welch, Member
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of the Company's outstanding Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  To the Company's knowledge, based solely on a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company during and for the Company's year ended December 31, 2015 and as of September 30, 2016, there were no directors, officers or more than 10% shareholders of the Company who failed to timely file a Form 3, 4 or 5.
Code of Ethics and Whistle Blower Policy
Our Code of Ethics which applies to the Company's directors, executive officers and management employees generally is available on our website at www.venaxis.com.  We intend to post any material amendments to or waivers of, our Code of Ethics that apply to our executive officers, on this website.  In addition, our Whistle Blower Policy is available on our website at www.venaxis.com.
Certain Relationships and Related Person Transactions
The Amended and Restated Audit Committee Charter directs the Company's Audit Committee to conduct an appropriate review of all proposed related person transactions.  The Company's executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with the Company without the consent of the Audit Committee.  In the event that a related person transaction arises, the Audit Committee is tasked with reviewing whether a conflict of interest is present and whether the transaction, as reviewed is an arms'-length transaction and fair to the Company.

Except for the employment agreements previously entered into between the Company and certain of its executive officers (as described under "Executive Compensation – Employment Agreements"), since January 1, 2014, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company's outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction, or in any proposed transaction, which has materially affected or will affect the Company.
Communications with the Board of Directors
The Company values the views of its shareholders (current and future shareholders, employees and others).  Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company's Board of Directors.  Any shareholder who wishes to communicate with the Board of Directors may write to:
David Welch
Chair, Audit Committee
c/o Venaxis, Inc.
1585 South Perry Street
Castle Rock, Colorado 80104
email address:  dwelch@welchconsul.com
The chair of the Audit Committee is the Board Communications Designee.  He will review all communications and report on the communications to the chair of the Nominating Committee, the chair of the Compensation Committee, the full Board of Directors or the non-management directors as appropriate.  The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board of Directors source.
Procedures for Nominating a Director Candidate
The Nominating Committee considers nominees proposed by our shareholders.  To recommend a prospective nominee for the Nominating Committee's consideration, you may submit the candidate's name by delivering notice in writing to:

Chair, Nominating Committee
c/o Venaxis, Inc.
1585 South Perry Street
Castle Rock, Colorado 80104

A shareholder nomination submitted to the Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company in writing:

(i)   The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;
(ii)  The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii)    The name, address, telephone number, fax number and e-mail address of the person being recommended to the Nominating Committee to stand for election at the next annual meeting (the "proposed nominee") together with information regarding such person's education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information;
(iv)    Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K;
(v)    Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K);
(vi)    Information regarding the proposed nominee's ownership of shares in the Company required by Item 403 of Regulation S-K;
(vii)   Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K; and
(viii)  The signed consent of the proposed nominee in which he or she consents to being nominated as a director of the Company if selected by the Nominating Committee, states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement; states whether the proposed nominee is "independent" as defined by Rule 5605(a) of the NASDAQ listing standards; and attests to the accuracy of the information submitted in such consent.
Although the information may be submitted by fax, e-mail, mail, or courier, the Nominating Committee must receive the proposed nominee's signed consent, in original form, within ten days of making the nomination.  For next year's annual meeting, which is expected to be held in September 2017, nominations should be submitted on or before April 4, 2017.
When the information required above has been received, the Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.
The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director.  The Nominating Committee has established criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors:  leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints.  The Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company; identify individuals who satisfy the criteria for selection to the Board of Directors and, after consultation with the Chair of the Board of Directors, make recommendations to the Board of Directors on new candidates for Board membership; and receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Nominating Committee and applicable laws.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section describes our compensation program for our named executive officers ("Named Executive Officers") during the fiscal year ended December 31, 2015.  The following discussion focuses on our compensation program and compensation-related decisions for 2015 and also addresses why we believe our compensation program is appropriate for the Company.  We also provide information about retentive compensation paid in 2016, and the incentive compensation program established for 2016.
Compensation philosophy and overall objectives of executive compensation programs
It is our philosophy to link executive compensation to corporate performance and to create incentives for management to enhance Company value.  The following objectives have been adopted by the Compensation Committee as guidelines for compensation decisions:
•	provide a competitive total executive compensation package that enables us to attract, motivate and retain key executives;
•	integrate the compensation arrangements with our annual and long-term business objectives and strategy, and focus executives on the fulfillment of these objectives; and
•	provide variable compensation opportunities that are directly linked with our financial and strategic performance.
Procedures for determining compensation
Our Compensation Committee has the overall responsibility for designing and evaluating the salaries, incentive plan compensation, policies and programs for our Named Executive Officers.  The Compensation Committee relies on input from our Chief Executive Officer regarding the Named Executive Officers (other than himself), and on an analysis of our corporate performance.  With respect to the compensation for the Chief Executive Officer, the Compensation Committee evaluates the Chief Executive Officer's performance, sets his compensation and recommends it for approval to the independent members of the Board of Directors.  In 2015, the Board of Directors approved the recommendations of the Compensation Committee for salary, bonus and the long-term equity award for the Chief Executive Officer.
Our Chief Executive Officer plays a significant role in the compensation-setting process of the other Named Executive Officers and makes recommendations to the Compensation Committee concerning performance objectives and salary and bonus levels for the other Named Executive Officers and executive team.  The Compensation Committee, at least annually, then discusses the recommendations with the Chief Executive Officer.  The Compensation Committee may, in its sole discretion, approve, in whole or in part, the recommendations of the Chief Executive Officer.  The Compensation Committee approves the compensation for the Named Executive Officers other than the Chief Executive Officer.  In 2015, the Compensation Committee approved the Chief Executive Officer's recommendations for salary, bonus and long-term equity awards for each of the other Named Executive Officers.
The Compensation Committee considers, among other aspects, our long-term and short-term strategic goals and development goals when evaluating our corporate performance as a factor for compensation decisions.  In determining the adjustments to the compensation of our Named Executive Officers, we participated in the Radford Global Life Sciences Survey of compensation.  Based on such participation, we received the survey results from Radford, which consists of aggregated, non-company specific data on executive compensation on an industry basis. The Compensation Committee used information obtained from this survey, its assessment of the roles and performance of the Named Executive Officers, and the experience of its members with other public companies, as well as the recommendations of the Chief Executive Officer to inform and guide its compensation decisions for 2015.

At the 2015 annual meeting of shareholders, shareholders holding approximately 85% of the votes cast approved, on an advisory basis, the compensation paid to our Named Executive Officers for 2014.  Shareholders holding approximately 81% of votes cast also approved the increase in the number of shares under our 2002 Stock Incentive Plan, as amended (the "2002 Stock Plan").  The Compensation Committee factored into its decisions for 2016 compensation decisions the results of the 2015 say-on-pay vote, and the support of the increase in the number of shares available under the 2002 Stock Plan, as the Company relies on the availability of stock available for long-term equity-based awards in compensating the Named Executive Officers while conserving cash for the business.  We will continue to monitor the annual say-on-pay results and include such results in our annual executive compensation analysis.
Elements of compensation
The compensation of our Named Executive Officers consists primarily of four major components:
•	base salary;
•	annual incentive awards;
•	long-term equity awards; and
•	other benefits.
Base salary
The base salary of each of our Named Executive Officers is determined based on an evaluation of the responsibilities of that particular position, each Named Executive Officer's historical salary earned in similar management positions with the Company or other companies, and a review of the Radford compensation survey described above.  A significant portion of each Named Executive Officer's total compensation is in the form of base salary.  The salary component is designed to provide the Named Executive Officers with consistent income and to attract and retain talented and experienced executives capable of managing our operations and strategic growth.  Annually, the performance of each Named Executive Officer is reviewed by the Compensation Committee using information and evaluations provided by the Chief Executive Officer with respect to the other Named Executive Officers and its own assessment of the Chief Executive Officer, taking into account our operating and financial results for the year, a subjective assessment of the contribution of each Named Executive Officer to such results, the achievement of our strategic growth and any changes in our Named Executive Officers' roles and responsibilities.
Annual incentive plan
The Named Executive Officers participated in the Company's annual incentive plan for senior management (the "Incentive Plan") for 2015.  Under the Incentive Plan, management of the Company develops annual corporate goals and milestone objectives that are then approved by the Compensation Committee and the Board of Directors.  The Incentive Plan is designed to recognize and reward our employees, including the Named Executive Officers, for contributing towards the achievement of our annual corporate business plan.  These annual incentive awards are designed to reward near-term operating performance and the achievement of milestones critical to the Company's success in both the near and the long-term.  The Compensation Committee believes the Incentive Plan serves as a valuable short-term incentive program for providing cash bonus opportunities for our employees upon achievement of targeted operating results.

In January 2016, the Compensation Committee and the Board of Directors determined the achievement of the 2015 annual incentive goals with respect to the Named Executive Officers.  The Compensation Committee and the Board of Directors determined  that the portion of the 2015 incentive goals tied to a successful entry into a corporate transaction were achieved, in addition to the achievement of other goals under the 2015 annual incentive award program.  The Compensation Committee and the Board of Directors authorized payment of the 2015 annual incentive bonuses to the Named Executive Officers, including the portion tied to progress made during 2015 in connection with the proposed transaction with Strand Life Sciences that the Company was pursuing at the time.  Such achievement constituted 33.33% of the goals achieved for 2015.
Long-term equity awards
The Compensation Committee believes that it is essential to align the interests of the executive officers of the Company who meet the definition of "Named Executive Officers" under the federal securities laws with the interests of our shareholders, and believes the best way to accomplish this alignment is through awards of long-term, equity-based compensation. The Compensation Committee has also identified the need to recruit and retain experienced, high performing executives, and equity-based awards assist in such recruitment and retention. Such awards are made under the Company's 2002 Stock Plan.
The Company has granted stock options as incentive stock options in accordance with Section 422 of the Code, subject to the volume limitations contained in the Code, as well as non-qualified stock options. Generally, for stock options that do not qualify as incentive stock options, the Company is entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value, at the time of exercise, of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, the Company does not receive a tax deduction, and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. Historically, the Company has primarily granted incentive stock options to provide these potential tax benefits to its executives and because of the limited expected benefits to the Company of the potential tax deductions as a result of its historical net losses.
The Board of Directors made annual stock option awards to the Named Executive Officers in January 2015.  The Named Executive Officer annual awards for stock options, other than the Chief Executive Officer, are generally awarded at the same level for each Named Executive Officer based on a percentage of salary.  The grant date value of awards made to the Named Executive Officers for 2015 are included in "Executive Compensation - Summary compensation table" on page 20 of this proxy statement and a description of the awards is included in "Outstanding Equity Awards at Fiscal Year End" table on page 21 of this proxy statement.
The Company has adopted a Change in Control policy for the 2002 Stock Plan.  A "Change in Control" is defined under the 2002 Stock Plan as (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of the beneficial ownership of more than fifty percent of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, (iii) the sale or transfer or other disposition of all or substantially all of the assets of the Company, (iv) the complete liquidation or dissolution of the Company or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent of the total combined voting power of the Company's outstanding securities are transferred.  Under the adopted policy, in the event of a Change in Control, all outstanding unvested stock options and rights granted under the 2002 Stock Plan and held by directors and Named Executive Officers will fully vest.  The Board of Directors believes that this acceleration of vesting of outstanding awards provides the executives at risk for job loss in any Change of Control with certainty as to the impact of the Change in Control on such long-term compensation.

The Compensation Committee periodically reviews long-term incentives to assure that our executive officers and other key employees are appropriately motivated and rewarded in a way that is aligned with our long-term financial results.
Other benefits
Perquisites and other benefits - We offer our Named Executive Officers modest perquisites and other personal benefits that we believe are reasonable and in our best interest and generally in line with benefits we offer to all of our employees. See "Executive Compensation— Summary compensation table."
Severance benefits - We have entered into employment agreements with each Named Executive Officer. These agreements provide our Named Executive Officers with certain severance benefits in the event of involuntary termination. See "Executive Compensation — Employment agreements and post‑employment benefits."
Pension benefits - The Company has no defined benefit plans, supplemental executive retirement plans or actuarial plans.
Nonqualified defined contribution and other deferred compensation plans - The Company does not have a defined contribution plan and has not contributed to a deferred compensation plan.
2016 Named Executive Officer Compensation
In January 2015, the Company announced that it had received a "not substantially equivalent" letter from the FDA with respect to its 501(k) submission for its APPY1 product candidate.  Since that time, the Board of Directors has directed management to focus on evaluating the possibility of modifying the intended use for APPY1, with possible re-submission to the FDA, sales of its CE-mark approved APPY1 products in the European Union, the Company's APPY2 product development efforts, and considering other corporate transaction alternatives to possibly acquire or gain access to assets beyond the Company's core focus of appendicitis diagnostic development and commercialization.  In establishing the incentive goals for 2015, the Compensation Committee has focused on these activities.  In addition, the Compensation Committee and the Board of Directors has approved a retention program for the Chief Executive Officer and Chief Financial Officer of the Company.  The Compensation Committee and the Board of Directors, in approving such retention program, focused on the importance of and need to retain the services of such Named Executive Officers in pursuing such corporate activities.  Such retention program continued the current employment agreements with Messrs. Lundy and McGonegal without change, tied a portion of the 2015 incentive goals to successful execution of a corporate transaction (which was paid as described above), and established the potential for a retention bonus, equal to 50% of base salary to be paid to such Named Executive Officers upon the consummation of a corporate transaction.  Following the termination of the proposed transaction with Strand Life Sciences, in 2016 the Compensation Committee recommended, and the Board of Directors approved incentive goals primarily tied to the consummation of a corporate transaction.  In September 2016, following the Company's acquisition of BiOptix Diagnostics, the retention bonuses in the aggregate amount of $327,301 were paid to Messrs. Lundy and McGonegal.  The Compensation Committee expects that a significant portion of the 2016 incentive bonuses will be earned for 2016.

Summary Compensation Table
This table provides disclosure, for fiscal years 2015 and 2014 for the Named Executive Officers, who are the Chief Executive Officer and the Chief Financial Officer.
Named Executive Officer and Principal Position	Year	Salary ($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation (4)($)	All Other Compensation ($)	Total ($)

Stephen T. Lundy,	2015	382,525	572,670	154,951	44,006	1,154,152
Chief Executive Officer and	2014	375,000	404,060	183,398	40,082	985,040
President (1)

Jeffrey G. McGonegal,	2015	272,005	279,720	85,682	13,800	651.207
Chief Financial Officer (2)	2014	254,925	197,490	92,347	29,694	574,457

__________
(1) Effective January 1, 2015, Mr. Lundy's annual salary was increased to $382,525.  Mr. Lundy also serves as a director of the Company; he does not receive additional compensation for serving in such role. Amounts included in "All Other Compensation" include: temporary living and travel accommodations he was provided at a total cost of $33,873 and $27,774 in 2015 and 2014, respectively, and coverage under the Company's group medical plan at a total cost of $10,133 and $12,308 in 2015 and 2014, respectively.
(2) The amounts included in "All Other Compensation" represents the amounts paid on his behalf in each year for group medical benefits.
(3) The "Option Awards" columns reflect the grant date fair value for all stock option awards granted under the 2002 Stock Plan during 2015 and 2014.  These amounts are determined in accordance with FASB Accounting Standards Codification 718 (ASC 718), without regard to any estimate of forfeiture for service vesting.  Assumptions used in the calculation of the amounts in these columns for 2015 and 2014 are included in footnotes 1 and 6 to the Company's audited financial statements for the fiscal year ended December 31, 2015 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 (the "Annual Report").
(4) The "Non-Equity Incentive Plan Compensation" column reflects the annual cash bonuses earned under the Company's Incentive Plan.  The bonus amounts listed were earned for the fiscal year reported, but paid in the subsequent year.

Outstanding Equity Awards at Fiscal Year End
The following table shows the outstanding equity awards held by the Named Executive Officers as of December 31, 2015:
	Option Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Stephen T. Lundy (1)	883	-	-	547.20	3-24-2020
	260	-	-	141.60	1-5-2021
	1,400	-	-	163.20	7-8-2021
	1,563	-	-	31.68	4-30-2022
	12,417	-	-	16.80	12-11-2022
	17,125	-	-	16.32	1-23-2023
	20,478	1,772	-	18.16	1-06-2024
	22,092	15,783	-	15.12	1-12-2025

Jeffrey G. McGonegal (2)	209	-	-	710.40	1-24-2017
	167	-	-	1,591.20	1-17-2018
	209	-	-	319.20	1-27-2019
	209	-	-	528.00	1-19-2020
	209	-	-	141.60	1-5-2021
	834	-	-	31.68	4-30-2022
	6,585	-	-	16.80	12-11-2022
	8,375	-	-	16.32	1-23-2023
	9,969	906	-	18.16	1-06-2024
	10,791	7,709	-	15.12	1-12-2025
__________
(1) Includes options to purchase: 883 shares at $547.20 per share granted on March 24, 2010; 260 shares at $141.60 per share granted on January 5, 2011; 1,400 shares at $163.20 per share granted on July 8, 2011; 1,563 shares at $31.68 per share granted on April 30, 2012; 12,417 shares at $16.80 per share granted on December 11, 2012; 17,125 shares at $16.32 per share granted on January 21, 2013; 22,250 shares at $18.16 per share granted on January 6, 2014 and 37,875 shares at $15.12 per share granted on January 12, 2015.  The options granted in 2011 vested as to 33% of the award on the first and second anniversaries of the date of grant, and 34% of the award is scheduled to vest on the third anniversary of the grant date. The options granted on January 23, 2013, January 6, 2014 and January 12, 2015 vested 50% after six months and the remaining 50% are vesting equally over the following six quarters.
(2) Includes options to purchase: 209 shares at $710.40 per share granted January 24, 2007; 167 shares at $1,591.20 per share granted January 17, 2008; 209 shares at $319.20 per share granted on January 27, 2009; 209 shares at $528.00 per share granted on January 19, 2010; 209 shares at $141.60 per share granted on January 5, 2011; 834 shares at $31.68 per share granted on April 30, 2012; 6,585 shares at $16.80 per share granted on December 11, 2012; 8,375 shares at $16.32 per share granted on January 23, 2013; 10,875 shares at $18.16 per share granted on January 6, 2014 and 18,500 shares at $15.12 per share granted on January 12, 2015.  The options granted in 2011 vested as to 33% of the award on the first and second anniversaries of the date of grant, and 34% of the award is scheduled to vest on the third anniversary of the grant date. The options granted on January 23, 2013, January 6, 2014 and January 12, 2015 vested 50% after six months and the remaining 50% are vesting equally over the following six quarters.

Options Exercised and Stock Vested
Neither of the Named Executive Officers exercised stock options during the year ended December 31, 2015.
Employment Agreements
The Company has entered into employment agreements with, and provides post-employment benefits to, its Named Executive Officers as follows:
Chief Executive Officer – On March 24, 2010, we entered into an employment agreement with Mr. Lundy which provides that he serves at the pleasure of the Board of Directors unless the agreement is terminated by either party as provided in the agreement. The agreement provides in the event that Mr. Lundy's employment is terminated by the Company for other than cause, or if such employment is terminated by the executive in the event of a change in control, severance payments based upon Mr. Lundy's salary will be made for twelve months.  In the event of death or disability, severance payments based upon Mr. Lundy's salary will be made for three months.
Chief Financial Officer – On February 2, 2009, we entered into an employment agreement with Mr. McGonegal which provides that he serves at the pleasure of the Board of Directors unless the agreement is terminated by either party as provided in the agreement. The agreement provides in the event that Mr. McGonegal's employment is terminated by the Company for other than cause, or if such employment is terminated by the executive in the event of a change in control, severance payments based upon Mr. McGonegal's salary will be made for six months.  In the event of death or disability, severance payments based upon Mr. McGonegal's salary will be made for six months.
Senior Vice President, Corporate Development – On September 14, 2016, we entered into an offer letter with Richard J. Whitcomb, our newly hired Senior Vice President, Corporate Development.  Mr. Whitcomb had served as President and Chief Executive Officer of BiOptix Diagnostics, Inc., until its acquisition by the Company in September 2016.  His employment agreement provides that if Mr. Whitcomb is terminated without cause before the eight-month anniversary of his start date, he will receive severance equal to base salary as if his employment had been continued for one full year.  Thereafter, he is entitled to severance equal to four months of base salary if his employment is terminated without cause.

Post-Employment Benefits
The following table discloses the post-employment termination benefits that would have been received by the Named Executive Officers if a termination event had occurred on December 31, 2015:
Named Executive Officer	Benefit	Termination without Cause ($)	Death or Disability ($)	Change In Control (Single Trigger) ($) (1)	Change In Control (Double Trigger) ($)

Stephen T. Lundy	Severance	382,525	95,631	-	382,525
	Options	-	-	-	-
	Total	382,525	95,631	-	382,525

Jeffrey G. McGonegal	Severance	136,002	136,002	-	136,002
	Options	-	-	-	-
	Total	136,002	136,002	-	136,002
__________
(1) Under the Change in Control Policy approved by the Board of Directors, upon consummation of a Change in Control (as defined in the 2002 Stock Plan) any unvested stock options held by a Named Executive Officer accelerate and vest upon the consummation of a Change in Control.  This column shows the value of unvested stock options that would have been received upon acceleration of unvested stock options as of December 31, 2015.  The closing price of the Company's Common Stock on December 31, 2015 was $2.40 per share; therefore no value was added for stock options outstanding.
Director Compensation
Since February 1, 2008, each non-employee director receives cash compensation of $1,000 per month.  On October 7, 2010, upon becoming non-executive Chair of the Board of Directors, Gail Schoettler began receiving cash compensation of $2,000 per month.  To conserve cash, each non-employee director agreed to defer receipt of 50% of the cash compensation for the months of February through June 2012, resulting in a total deferral of $5,000 for Gail Schoettler and $2,500 each for the remaining directors.  The deferrals were paid in June 2015.  Our non-employee directors typically receive a stock option award upon joining and additional options over time, generally annually.  As additional compensation for service as non-executive chair, Ms. Schoettler receives awards equal to 1.5 times the awards made to the other non-employee directors when such awards are made.  The directors are also reimbursed for all expenses incurred by them in attending board and committee meetings.

Director compensation for the year ended December 31, 2015 was:
Name	Cash Fees ($)	Option Awards ($) (7)	Total ($)

Gail Schoettler (1)	24,000	149,310	173,310
Daryl Faulkner (2)	12,000	100,170	112,170
John Landon (3)	5,000	100,170	105,170
David Welch (4)	12,000	100,170	112,170
Susan Evans (5)	12,000	100,170	112,170
Stephen Williams (6)	12,000	100,170	112,170
__________
(1) On January 12, 2015, Ms. Schoettler was granted options to purchase 9,875 shares of the Company's Common Stock at $15.12 per share, vesting in quarterly installments during 2015 and expiring in ten years.  As of December 31, 2015, Ms. Schoettler held a total of 28,334 options to purchase shares of our Common Stock.
(2) On January 12, 2015, Mr. Faulkner was granted options to purchase 6,625 shares of the Company's Common Stock at $15.12 per share, vesting in quarterly installments during 2015 and expiring in ten years.  As of December 31, 2015, Mr. Faulkner held a total of 22,563 options to purchase shares of our Common Stock.
(3) On January 12, 2015, Mr. Landon was granted options to purchase 6,625 shares of the Company's Common Stock at $15.12 per share, vesting in quarterly installments during 2015 and expiring in ten years.  As of December 31, 2015, Mr. Landon held a total of 17,385 options to purchase shares of our Common Stock.  Mr. Landon retired as director of the Company on June 1, 2015.
(4) On January 12, 2015, Mr. Welch was granted options to purchase 6,625 shares of the Company's Common Stock at $15.12 per share, vesting in quarterly installments during 2015 and expiring in ten years.  As of December 31, 2015, Mr. Welch held a total of 19,751 options to purchase shares of our Common Stock.
(5)  On January 12, 2015, Dr. Evans was granted options to purchase 6,625 shares of our Common Stock at $15.12 per share, vesting in quarterly installments during 2015 and expiring in ten years.  As of December 31, 2015, Dr. Evans held a total of 17,125 options to purchase shares of our Common Stock.
(6) On January 12, 2015, Dr. Williams was granted options to purchase 6,625 shares of our Common Stock at $15.12 per share, vesting in quarterly installments during 2015 and expiring in ten years.  As of December 31, 2015, Dr. Williams held a total of 16,042 options to purchase shares of our Common Stock.
(7) The "Option Awards" columns reflect the grant date fair value for all stock option awards granted to non-employee directors under the Company's 2002 Stock Plan during 2015.  These amounts are determined in accordance with ASC 718, without regard to any estimate of forfeiture for service vesting. Assumptions used in the calculation of the amounts in this column are included in footnotes 1 and 6 to the Company's audited financial statements for the fiscal year ended December 31, 2015 included in the Annual Report.

INDEPENDENT PUBLIC ACCOUNTANTS
The Audit Committee selected the independent accounting firm of GHP Horwath, P.C. ("GHP") with respect to the audit of our financial statements for the year ended December 31, 2015.  GHP has again been recommended by the Audit Committee to be the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.  The Board of Directors approved this recommendation and directed that the selection of GHP be submitted to the shareholders for ratification.  A representative of GHP is expected to be present at the Meeting.  He or she will have the opportunity to make a statement if desired and will be available to respond to appropriate questions.
During the years ended December 31, 2015 and 2014, we retained GHP to provide services. Aggregate fees were billed or expected to be billed in the following categories and amounts:
	2015	2014

Audit Fees	$63,000	$83,000
Audit Related Fees	—	—
Tax Fees	$—	5,000
All Other Fees	—	—
Total Fees	$63,000	$88,000

Audit fees in 2015 relate to the financial statement audits and the quarterly reviews.  Audit fees in 2014 also include assistance with the filing of registration statements on Forms S-1, S-3 and S-8.
Our principal accountant (through its full time employees) performed all work regarding the audit of our financial statements for the most recent fiscal year.
The Company's Audit Committee currently has a policy in place that requires its review and pre-approval of all audit and permissible non-audit services provided by its independent auditors.  These services requiring pre-approval by the Audit Committee may include audit services, audit related services, tax services and other services.  All of the services performed by the independent registered public accounting firm were approved by the Company's Audit Committee and prior to performance. The Audit Committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors' independence.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING
PROPOSAL ONE – ELECTION OF DIRECTORS
The Board of Directors is nominating six persons for election to the Board of Directors, including four of the current Directors and two director nominees.  Each director, if elected, will serve for a one year term, until his or her successor is elected and qualified, or until their earlier death, resignation or removal.  Each director nominee has consented to being named as a director nominee in this proxy statement and to serving as a director if elected.  Please see pages 5 through 7 of this proxy statement under the headings "Directors" and "Director Nominees" for information regarding the six nominees for election as a director.
Nominees for election of directors
The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the six nominees for director named below.  If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion.  If elected, Stephen T. Lundy, Gail S. Schoettler, Michael Beeghley, Susan A. Evans, Michael W. Routh and David E. Welch will each hold office a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal.
Vote required and recommendation
The Board of Directors recommends a vote "For" the election of Messrs. Lundy, Beeghley and Welch, Ms. Schoettler and Drs. Evans and Routh to the Board of Directors.  Directors are elected by a plurality of votes cast.  Unless otherwise specified, the enclosed proxy will be voted "For" the election of the Board of Directors' slate of nominees.  Neither management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a director.  Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board of Directors if any nominee becomes unavailable for election.  At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.
PROPOSAL TWO – ADOPTION OF AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN
The sole equity incentive plan used for plan-based awards for officers, other employees, consultants, advisors and non-employee directors is the Company's 2002 Stock Plan, as amended.  The Company proposes to amend and restate the 2002 Stock Plan to: (1) add 185,859 additional shares reserved for issuance under the plan; (2) extend the term of the plan until November 30, 2026; (3) add additional types of awards under the plan; and (4) make additional updating changes to the plan.  The 2002 Stock Plan was originally adopted by the Board of Directors on April 3, 2002, was amended and restated on June 1, 2007 and further amended on June 9, 2008, November 20, 2009, November 22, 2010, July 8, 2011, May 22, 2012, December 11, 2012, June 11, 2013, June 25, 2014 and September 1, 2015, primarily to increase the number of shares available for awards under the 2002 Stock Plan.  As of the date of this proxy statement, a maximum of 709,141 shares of Common Stock are reserved for issuance under the 2002 Stock Plan of which 175,026 shares remain available for future awards.  The number reserved for issuance under the Equity Incentive Plan would increase to 895,000 if this Proposal Two is approved, of which 360,885 would be available for future awards as of the date of the Meeting.
On October 6, 2016, the Board of Directors adopted an amendment and restatement of the 2002 Stock Plan to make the changes described above (the "Equity Incentive Plan"), subject to shareholder approval at the Meeting.

The Board of Directors believes that increasing the number of shares available for the issuance of awards under the Equity Incentive Plan, adding additional types of awards, and updating the plan generally is necessary and appropriate to permit the Company to continue to grant officers, other employees, non‑employee directors, consultants and advisors equity-based incentives and equity-based compensation.  The Board of Directors is seeking shareholder approval amend and restate the Equity Incentive Plan, including adding additional shares and additional types of awards because of:
•	the need to provide incentive equity compensation to newly hired employees as the Company implements its BiOptix Diagnostics commercialization plan;
•	the desire to preserve cash for product development efforts and commercialization activities, including possible strategic opportunities;
•	the Board of Directors' belief that the Company needs to provide incentive, equity-based compensation to executive officers, other employees, consultants and advisors to incentivize such persons to achieve the Company's product development and commercialization milestones, while preserving cash for Company operations;
•	the lack of adequate shares available under the Equity Incentive Plan to allow the Board of Directors to make future equity-based incentive awards; as of the date of this proxy statement, only 175,026 shares are available for future awards under the Equity Incentive Plan;
•	the need to compensate non-employee directors for service to the Company while preserving cash as much as possible (continuing to pay below-market cash compensation while continuing to align the interests of the non-employee directors with shareholders); and
•	the need to closely re-align the interests of management, directors, employees and consultants with those of shareholders.
Due to the prolonged product development and approval timeline that the Company has encountered, the Company has not yet been able to achieve regulatory approval for its principal product, APPY1, and has experienced significant declines in its stock price over the past few years.  In order to maintain compliance with the applicable NASDAQ listing standards, the Company has effected three shareholder-approved reverse stock split transactions, one on July 28, 2011, the second on June 20, 2012, in conjunction with a Common Stock financing transaction, and the third on March 30, 2016.  The stock price decline and the impact of the reverse split transactions have negatively affected the incentive and compensatory nature of stock options previously granted to executive officers, other employees and non-employee directors, including all of the currently outstanding stock option awards are significantly "out-of-the money" and do not provide the desired incentive and compensation objectives.
As of the Record Date, stock options to acquire 534,115 shares are outstanding with exercise prices ranging from $2.89 per share to $1,591.20 per share.  On September 30, 2016, the closing stock price was $3.03 per share.  It is likely that only the 227,000 outstanding stock options issued after the March 30, 2016 reverse split will become "in-the-money" and be exercised by the holders of such stock options.  The stock options have been awarded over time to executive officers, other employees, consultants and advisors to the Company as incentive-based equity awards, designed to incentivize such option holders to achieve designated Company goals, to non-employee directors as compensatory options, in lieu of paying cash compensation commensurate with that paid at similarly situated companies, to help preserve cash for product development and commercialization efforts and to align the interests of all of these stakeholders with the shareholders.

The Board of Directors believes it is vital to provide new incentive and compensatory equity‑based equity awards to current option holders, most particularly to management and directors for retentive, compensatory and incentive reasons. There are not a sufficient number of shares available for such awards under the Equity Incentive Plan, which has led the Board of Directors to seek shareholder approval of the Equity Incentive Plan.  We believe that if the Equity Incentive Plan is not approved it may be difficult to retain management employees and non-employee directors for the next crucial period for the Company.
Description of the Equity Incentive Plan
As of September 30, 2016, there are approximately 175,000 shares available for future awards under the Equity Incentive Plan, which number would increase to approximately 360,000 if the Equity Incentive Plan is approved.  If the shareholders do not approve the Equity Incentive Plan, the number of shares reserved under the 2002 Stock Plan will remain the same, and there will not be a sufficient number of shares available under the 2002 Stock Plan to permit the Company to effectively utilize the 2002 Stock Plan in 2017.
The Equity Incentive Plan provides the Committee with the authority to award:  (i) options intended to qualify as "incentive stock options" under Section 422 of the Code; (ii) non-incentive stock options, which are not intended to qualify as incentive options; (iii) restricted stock; (iv) restricted stock units; (v) performance shares or units; and (vi) stock payments.
The Equity Incentive Plan is intended to provide incentives to officers, directors, employees and other persons, including consultants and advisers, who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it.  Approximately thirty individuals were eligible to participate under the 2002 Stock Plan in 2015, and twelve in 2016, prior to the BiOptix Diagnostics acquisition.  We believe the number of eligible participants will increase as we implement our plans regarding the acquisition of BiOptix Diagnostics.  The Board of Directors believes that having a robust equity incentive plan also helps align the interests of the Company's management and employees with the interests of shareholders.  The terms of the Equity Incentive Plan concerning the incentive stock options and Non-incentive stock options are substantially the same except that only employees of the Company are eligible to receive incentive stock options, both employees and other persons are eligible to receive Non-incentive stock options, and Incentive Stock Options are subject to certain restrictions and limitations in compliance with Section 422 of the Code.  The number of shares reserved for issuance under the Equity Incentive Plan is a maximum aggregate so that the number of incentive stock options and/or non-incentive stock options that may be granted reduces the number of rights to purchase which may be granted, and vice versa.
The following table sets forth summary information as to unexercised Options granted under the 2002 Stock Plan as of September 30, 2016.
Name/Group	Number of Options
Stephen T. Lundy, Chief Executive Officer and President	179,773

Jeffrey G. McGonegal, Chief Financial Officer and Secretary	88,172

Non-Executive Director Group	199,758

Non-Executive Employee and Consultant Group	66,412

The following table gives information about the Company's Common Stock that may be issued upon the exercise of options and other awards under the 2002 Stock Plan as of December 31, 2015:
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance

Equity compensation plans approved
by security holders	332,560	$35.36	376,645
Equity compensation plans not
approved by security holders	-	-	-

Total	332,560	$35.36	376,645

Administration of the Equity Incentive Plan
The Equity Incentive Plan is administered by a committee, which may consist of either (i) a committee, composed of at least two non-employee directors, appointed by the Company's Board of Directors, or (ii) if no committee has been appointed, the Company's Board of Directors (the "Committee").  Currently the Board of Directors serves as the Committee administering the Equity Incentive Plan.
In addition to determining who will be granted equity awards, the Committee has the authority and discretion to determine when awards will be granted and the number of awards to be granted.  The Committee also may determine a vesting and/or forfeiture schedule for equity awards granted, the time or times when each stock option becomes exercisable, the duration of the exercise period for stock options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Equity Incentive Plan.  The Committee may determine the purchase price of the shares of Common Stock covered by each Option and determine the fair market value per share; provided, that the fair market value cannot be less than the closing price of the Company's Common Stock on the date of grant.  The Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Equity Incentive Plan.  The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Equity Incentive Plan.
The Committee also has the power to interpret the Equity Incentive Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.
Types of awards
Stock options. A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. Under the Equity Incentive Plan, incentive stock options and non‑qualified stock options must be granted with an exercise price of at least 100% of the fair market value of our Common Stock on the date of grant. Incentive stock options granted to any holder of more than 10% of our voting shares must have an exercise price of at least 110% of the fair market value of our Common Stock on the date of grant. The stock option agreement specifies the date when all or any installment of the option is to become exercisable. Payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (2) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (3) by a "net exercise" arrangement, or (5) by any other form that is consistent with applicable laws, regulations and rules.

Restricted stock. Restricted stock is a share award that may be subject to vesting conditioned upon continued service, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Participants who are granted restricted stock awards generally have all of the rights of a shareholder with respect to such stock, other than the right to transfer such stock prior to vesting.
Restricted stock units. Restricted stock units give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Committee and as set forth in a restricted stock unit agreement. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the restricted stock units have vested and are settled, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled.
Performance-based awards. Awards, which may consist of stock awards or unit awards, under the Equity Incentive Plan may be made subject to the attainment of performance goals.
Prohibition against repricing Options without shareholder approval
On September 18, 2009, the Board of Directors adopted an administrative amendment to the 2002 Stock Plan to ensure that the 2002 Stock Plan was consistent with our corporate governance policies and practices, and the rules of NASDAQ Listing Rules governing stock incentive plans.  This administrative amendment has been incorporated into the Equity Incentive Plan. Under this provision, the Committee cannot grant Options in exchange for cancellation and termination of previously granted Options, and is expressly prohibited from reducing the exercise price of any outstanding Options (repricing) without first receiving the approval of such repricing from the shareholders.
Eligibility
Participants in the Equity Incentive Plan may be selected by the Committee from employees, officers and directors of, and consultants and advisors to, the Company and its subsidiary and affiliated companies, if any.  The Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Committee deems relevant to the purposes of the Equity Incentive Plan.
The grant of awards under the Equity Incentive Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient's employment, although a specific grant of Options or other awards may provide that termination of employment or cessation of service as an employee, officer, director, or consultant may result in forfeiture or cancellation of all or a portion of the applicable award.
Adjustment
In the event a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to outstanding awards, including the exercise price of Options, the purchase price of restricted stock, restricted stock unit or performance awards, as applicable, and in the number of shares subject to each outstanding award.  The Committee also may make provisions for equitably adjusting the awards in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company's outstanding Common Stock.  In the event of the dissolution or liquidation of the Company or a Change in Control (as defined in the Equity Incentive Plan), outstanding awards are continued or substituted for by the successor entity, unless the Committee makes a different determination or the successor entity refuses to assume or substitute the awards, in which case the Committee can determine to payout such awards or vest some or all of the then-existing awards prior to the Change in Control.

Material U.S. federal income tax consequences of the Equity Inventive Plan
The following is a summary of material U.S. federal income tax considerations relating to the Equity Incentive Plan.  The summary is based on U.S. federal income tax laws and regulations presently in effect, which are subject to change, possibly retroactively.  Tax laws are complex and may vary depending on individual circumstances and from locality to locality.  This discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Equity Incentive Plan and does not address state, local or foreign tax consequences.  All participants in the Equity Incentive Plan are urged to consult their own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of participating in the Equity Incentive Plan based on the participant's personal circumstances.

Incentive stock options.  An optionee will not be subject to U.S. federal income tax at the time of the grant or at the time of exercise of an incentive stock option.  However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an ''item of adjustment'' for the optionee for purposes of the alternative minimum tax.  Gain realized by the optionee on the sale of Common Stock underlying the incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, in each case unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee.  If the shares of Common Stock are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income.  An incentive stock option exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option.

Non-qualified stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-qualified stock option.  However, upon exercise of the stock option, the optionee will recognize ordinary income for U.S. federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The optionee's basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the shares on the date the optionee exercises such option.  Upon an optionee's sale of shares acquired pursuant to the exercise of a non-qualified stock option, any difference between the sale price and the fair market value of the shares on the date when the stock option was exercised will be treated as long-term or short-term capital gain or loss.  Upon an optionee's exercise of a non-qualified stock option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the optionee provided that the Company effects withholding with the respect to the deemed compensation.

Restricted stock and restricted stock units.  A participant to whom restricted stock or restricted stock units is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code.  However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price.  If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and the Company will be entitled to a deduction for the same amount.  A Section 83(b) election is not permitted with regard to the grant of restricted stock units.  When restricted stock units vest and the underlying shares of are issued to the participant, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance.

Performance-based awards.  A participant who has been granted a performance-based award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares of Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.  The recipient's tax basis in any shares acquired pursuant to a performance-based award is the amount recognized by him or her as income attributable to such shares. Upon a subsequent disposition of the shares, the recipient will generally realize a capital gain or loss, as applicable.

Stock payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

Section 162(m) of the Code.  In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation for certain executive officers exceeds $1,000,000 in any one year.  Under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee that is adequately disclosed to, and approved by, stockholders.  In particular, stock options will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the Equity Incentive Plan sets the maximum number of shares that can be granted to any person within a specified period, the compensation is based solely on an increase in the stock price after the grant date, and certain other requirements are met. We have attempted to structure the Equity Incentive Plan in such a manner that the remuneration attributable to stock options and other awards which meet the requirements of Section 162(m) will not be subject to the $1,000,000 limitation.  We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.

Section 409A of the Code.  Section 409A of the Code generally applies to deferred compensation.  Stock options and stock awards are intended to be exempt from the requirements of Section 409A where possible.  However, there can be no assurance that awards designed to be exempt from Section 409A will in fact be exempt.  An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.
Other plan features
No Transfer.  Unless the agreement evidencing an award expressly provides otherwise, no award granted under the plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), other than by will or the laws of descent and distribution, provided, however, that an incentive stock option may be transferred or assigned only to the extent consistent with Section 422 of the Internal Revenue Code.

Termination or Amendment.  The Board of Directors or the Committee may amend or terminate the Equity Incentive Plan at any time, subject to shareholder approval where required by applicable law. Any amendment or termination may not materially impair the rights of holders of outstanding awards without their consent. No incentive stock option may be granted after the tenth anniversary of the date the Equity Incentive Plan becomes effective, at the Meeting.
Vote required and recommendation
Proposal Two requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote.
The Board of Directors recommends that shareholders vote "For" the adoption of the Equity Incentive Plan, as it provides a means of compensating management, directors, employees and other advisors and consultants of the Company without utilizing the Company's cash resources.  The Equity Incentive Plan is set forth as Appendix A to this proxy statement.  This Proposal Two is only a summary of the terms of the Equity Incentive Plan, and you are encouraged to read the Equity Incentive Plan.  If Proposal Three is approved, the Equity Incentive Plan will be a plan of Bioptix, Inc.; if Proposal Three is not approved, the Venaxis name will continue.  Unless otherwise specified, the enclosed proxy will be voted "For" approval of Proposal Two.
PROPOSAL THREE – APPROVE AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE THE NAME TO BIOPTIX, INC.
Reason for the Change of Corporate Name
On October 6, 2016, the Board of Directors approved a resolution to amend the Amended & Restated Articles of Incorporation of the Company to change the name of the Company to "Bioptix, Inc."  The Board of Directors believes it is in the best interest of the Company to change the corporate name and recommends approval of the name change by the shareholders.
We believe the name Venaxis, Inc. no longer provides an accurate representation of our business focus and future growth plans. The name Venaxis refers to the previous in vitro diagnostic test development activities that are no longer core to our business.
In connection with the acquisition of BiOptix Diagnostics, Inc. ("BiOptix Diagnostics") on September 12, 2016, the Company's management announced a strategic business shift in the Company's future product offerings. The Company is now focused on commercialization strategies in an ultra-sensitive detection Surface Plasma Resonance (SPR) platform, which combines high sensitivity with microarray detection capability allowing Pharma and Biotech researchers to understand much earlier in the discovery process whether their target molecules have functionality against the disease targeted. As a result of this shift, we believe it is in the best interests of the Company to change the corporate name to reflect the business of our subsidiary.
Effects of the Corporate Name Change
If the name change amendment is approved by the shareholders, the name change will be effective when an amendment to our Articles of Incorporation, the form of which is set forth in Appendix B to this proxy statement, is filed with the Secretary of State of the State of Colorado.

Changing the corporate name in the manner proposed will not change the Company's corporate structure. If the proposal is approved and the name change becomes effective, the Company's Common Stock will continue to be quoted on the Nasdaq Capital Market, but the Common Stock will be quoted under a new ticker symbol at the time the Company effects the name change.   We currently intend to change our NASDAQ trading symbol to "BIOP" to reflect the change in name, and have made application to NASDAQ for such change.
If the name change is approved there will be no changes to the rights of our shareholders.  The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change.  Uncertificated shares currently held in direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name Bioptix, Inc.
If the name change is not approved by shareholders, the proposed amendment to the Company's Articles of Incorporation will not be made.
Vote required and recommendation
Proposal Three requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present in person or by proxy at the Meeting.
The Board of Directors recommends that shareholders vote "For" Proposal Three.  Unless otherwise specified, the enclosed proxy will be voted "FOR" approval of Proposal Three.
PROPOSAL FOUR – ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)
In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) was enacted.  Under the Dodd-Frank Act, the Company is providing the shareholders a vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC's rules.  At the 2013 Annual Meeting, upon proposal made by the Company, the shareholders holding approximately 85% of the votes cast approved the presentation of a say-on-pay vote on an annual basis.  The next say-on-frequency vote will occur within six years after such 2013 vote.
As described in detail under the heading "Executive Compensation — Compensation Discussion and Analysis," our executive compensation program enables the Company to attract, motivate and retain key executives, aligns our compensation arrangements with our annual and long-term business objectives and strategy, and provides variable compensation opportunities that are directly linked with our financial and strategic performance.  Please read "Compensation Discussion and Analysis" beginning on page 16 of this proxy statement and the compensation tables and narrative disclosure set forth on pages 20-24 of this proxy statement for additional details about our compensation programs for our Named Executive Officers for 2015.
This proposal, commonly known as a "say-on-pay" proposal, gives the shareholders the opportunity to express their views on our Named Executive Officers' compensation.  This vote is not intended to address any specific element of our executive compensation programs, but rather to address our overall approach to the compensation of our Named Executive Officers as described in this proxy statement.  The Board of Directors is asking the shareholders to indicate their support for our executive compensation program, as described in this proxy statement, by voting "For" the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's proxy statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
Advisory Nature of the Vote
Because this vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors.  However, the Compensation Committee and the Board of Directors value the opinions of the shareholders and, to the extent there is any significant vote against the Company's compensation practices for the Named Executive Officers as disclosed in this proxy statement, the Board of Directors will consider this shareholders vote and the Compensation Committee will evaluate whether any actions are necessary to address shareholder concerns when considering future executive compensation arrangements.
Vote required and recommendation
Proposal Three requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote.
The Board of Directors recommends that shareholders vote "For" Proposal Four.  Unless otherwise specified, the enclosed proxy will be voted "For" approval of Proposal Four.
PROPOSAL FIVE - RATIFICATION OF INDEPENDENT ACCOUNTING FIRM
On May 9, 2016, 2016, the Board of Directors unanimously approved the Audit Committee's recommendation to appoint GHP Horwath, P.C. ("GHP") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, and directed that the selection of GHP be submitted to the shareholders for ratification at the Meeting.  Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board of Directors may reconsider its selection of GHP.  The Board of Directors considers GHP to be well qualified to serve as the independent auditors for the Company; however, even if the selection is ratified, the Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the current or subsequent fiscal year if the Audit Committee and Board of Directors determine that the change would be in the Company's best interests.  Please see information about the audit services we received, and the fees we paid, for 2015 and 2014 on page 25 of this proxy statement.
Vote required and recommendation
Proposal Five requires the affirmative vote of a majority of the votes cast by the holders of Common Stock entitled to vote.
The Board of Directors recommends that shareholders vote "For" Proposal Five.  Unless otherwise specified, the enclosed proxy will be voted "For" the ratification of GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
ANNUAL REPORT TO SHAREHOLDERS
Included with this proxy statement is the Company's 2015 Annual Report on Form 10-K for the year ended December 31, 2015.

OTHER MATTERS
Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
Only one proxy statement and annual report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy now or in the future may contact us through at our corporate offices at 1585 South Perry Street, Castle Rock, Colorado 80104, or by telephone:  (303) 794-2000.
Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through our corporate offices at 1585 South Perry Street, Castle Rock, Colorado 80104, or by telephone:  (303) 794-2000 to request that a single copy be delivered.
SHAREHOLDER PROPOSALS
Venaxis, Inc. expects to hold its next annual meeting of shareholders in September 2017.  Proposals from shareholders intended to be presented at the next annual meeting of shareholders should be addressed to Venaxis Inc., Attention:  Corporate Secretary, 1585 South Perry Street, Castle Rock, Colorado 80104 and we must receive the proposals by April 4, 2017.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the proxy statement and proxy for next year's annual meeting in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail—Return Receipt Requested.  After April 4, 2017 any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.  Any nominations for director positions will be accepted in accordance with the procedures described in this proxy statement under the heading "Procedures for Nominating a Director Candidate."

BY ORDER OF THE BOARD OF DIRECTORS OF VENAXIS, INC.

Gail S. Schoettler, Chair of the Board of Directors

APPENDIX A
[BIOPTIX, INC.]
AMENDED & RESTATED
 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE
The purpose of the[Bioptix, Inc.] Amended & Restated Equity Incentive Plan (as it may be amended or restated from time to time, the "Plan") is to promote the success and enhance the value of [Bioptix, Inc.] (the "Company") and its subsidiaries by aligning the individual interests of the members of the Board, Employees, and Consultants with those of Company shareholders, by providing eligible participants with equity-based incentives for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest and special effort the successful conduct of the Company's operation is largely dependent.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 "Applicable Law" means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.2 "Award" means an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance award, or a Stock Payment award, which may be awarded or granted under the Plan (collectively, "Awards").
2.3 "Award Agreement" means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.
2.4 "Board" means the Board of Directors of the Company.
2.5 "Change in Control" means and includes each of the following:
(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

(b) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and
(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(b)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(c) The Company's shareholders approve a liquidation or dissolution of the Company.
In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) must also constitute a "change in control event," as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.
The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.
2.7 "Committee" means the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board, appointed as provided in Section 12.1.
2.8 "Common Stock" means the common stock of the Company, no par value.
2.9 "Company" means [Bioptix, Inc., a Colorado corporation, formerly known as Venaxis, Inc.]
2.10 "Consultant" means any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.11 "Director" means a member of the Board, as constituted from time to time.
2.12 "DRO" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.
2.13 "Effective Date" means the day this amended & restated Plan is first approved by the Company's shareholders in accordance with the requirements of the NASDAQ Capital Market Corporate Governance Rules.
2.14 "Employee" means any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.
2.15 "Equity Restructuring" means a nonreciprocal transaction between the Company and all of its then-current shareholders, such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.
2.17 "Expiration Date" has the meaning given to such term in Section 13.1.
2.18 "Fair Market Value" means, as of any given date, the value of a Share determined as follows:  (a) if the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market and the NASDAQ Capital Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (b) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (c) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Board or Committee in good faith.

2.19 "Greater Than 10% Shareholder" means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.20 "Incentive Stock Option" means an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.21 "Non-Employee Director" means a Director of the Company who is not an Employee.
2.22 "Non-Employee Director Compensation Program" has the meaning set forth in Section 4.5.
2.23 "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.
2.24 "Option" means a right to purchase Shares at a specified exercise price, granted under Article 5.  An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.25 "Option Term" has the meaning set forth in Section 5.4.
2.26 "Participant" means a person who, is an an Employee, a Consultant or a Non‑Employee Director, as determined by the Committee, and has been granted an Award.
2.27 "Performance Award" means a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.
2.28 "Performance Goals" means, for a Performance Period, one or more goals established by the Committee for the Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.

2.29 "Performance Period" means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, an Award.
2.30 "Performance Stock Unit" means a Performance Award awarded under Section 9.1 which is denominated in units of value including dollar value of Shares.
2.31 "Permitted Transferee" means, with respect to a Participant, any "family member" of the Participant, as defined in the instructions to Form S-8 under the Securities Act, or any other transferee specifically approved by the Committee, after taking into account Applicable Law.
2.32 "Plan" has the meaning set forth in Article 1.
2.33 "Restricted Stock" means Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.34 "Restricted Stock Units" means the right to receive Shares awarded under Article 8.
2.35 "Securities Act" means the Securities Act of 1933, as amended.
2.36 "Separation From Service" means a termination of the employment or other service relationship of a Participant meeting the requirements of Section 409(a)(2)(A)(i) of the Code.
2.37 "Shares" means shares of Common Stock.
2.38 "Stock Payment" means (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.1.
2.39 "Subsidiary" means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.40 "Substitute Award" means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option.

2.41 "Termination of Service" means:
(a) as to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary;
(b) as to a Non-Employee Director, the time when a Participant who is a Non‑Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary; and
(c) as to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service as a Consultant or Non-Employee Director with the Company or any Subsidiary.
The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and its applicable regulations. For purposes of the Plan, a Participant's employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to adjustment as provided in Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 895,000 shares of Common Stock, which represents 709,141 shares reserved under this Plan prior to its amendment and restatement plus 185,859 shares added to this Plan at the time of the amendment and restatement; provided, however, no more than 800,000 Shares may be issued upon the exercise of Incentive Stock Options.  The Share numbers in this Section 3.1 reflect a one-for-eight reverse stock effected by the Company in March 2016.

(b) To the extent all or a portion of an Award is forfeited, expires or lapses for any reason, or is settled for cash without delivery of Shares to the Participant, any Shares subject to such Award, or portion thereof, to the extent of such forfeiture, expiration, lapse or cash settlement, shall again be or shall become, as applicable, available for the future grant of an Award pursuant to the Plan. Any Shares repurchased by or surrendered to the Company pursuant to Section 7.4 so that such Shares are returned to the Company shall again be or shall become, as applicable, available for the future grant of an Award pursuant to the Plan.  Notwithstanding the provisions of this Section 3.1(b), no Shares may again be or, as applicable, may become eligible to be, optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan.  Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre‑existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
ARTICLE 4
GRANTING OF AWARDS
4.1 Participation.  The Committee may, from time to time, select from among all Employees, Non-Employee Directors and Consultants, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.5 regarding the grant of Awards pursuant to the Non‑Employee Director Compensation Program, no Employee, Non-Employee Director or Consultant has any right to be granted an Award pursuant to the Plan.
4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Participant's Termination of Service, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Subsidiary. Participation by each Participant in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Employees, Non-Employee Directors and Consultants shall participate in the Plan.
4.5 Non-Employee Director Awards. The Committee, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Committee (the "Non-Employee Director Compensation Program"), subject to the limitations of the Plan. The Non-Employee Director Compensation Program shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee shall determine in its sole discretion. The Non-Employee Director Compensation Program may be modified by the Committee from time to time in its sole discretion.
4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5
GRANTING OF OPTIONS
5.1 Granting of Options.  The Committee is authorized to grant Options to Employees, Non-Employee Directors and Consultants from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
5.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee. Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Participant, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.
5.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
5.4 Option Term. The term of each Option (the "Option Term") shall be set by the Committee in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Shareholder. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations thereunder or the first sentence of this Section 5.4, the Committee may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend, subject to Section 13.1, any other term or condition of such Option relating to such a Termination of Service.

5.5 Option Vesting.
(a) The period during which the right to exercise, in whole or in part, an Option vests in the Participant shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted.  Such vesting may be based on service with the Company or any Subsidiary or any performance criteria selected by the Committee, and, except as limited by the Plan, at any time after the grant of an Option, the Committee, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.  If the Committee does not provide a different vesting schedule for Options under an Award Agreement, then the vesting schedule shall be fifty (50%) of such Options shall become vested and exercisable on the first anniversary of the date of grant, and six and one-quarter percent (6.25%) quarterly thereafter on the quarterly anniversary of the first vesting date for the next eight (8) quarters thereafter.
(b) Options that are vested at a Participant's Termination of Service may be exercised for a period of ninety (90) days after the date of Termination of Service, unless a different period is established by the Committee under an Award Agreement.  No portion of an Option which is unexercisable at a Participant's Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the applicable Award Agreement evidencing the grant of an Option, or by action of the Committee following the grant of the Option. Unless otherwise determined by the Committee in the Award Agreement or by action of the Committee following the grant of the Option, the portion of an Option that is unexercisable at a Participant's Termination of Service shall automatically expire on the date of such Termination of Service.
(c) Notwithstanding any provisions of this Agreement, any acceleration of vesting provisions in an employment agreement with respect to Options will supersede the provisions of this Plan and the related Award Agreement, unless the employment agreement specifically states otherwise.
5.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
ARTICLE 6
EXERCISE OF OPTIONS
6.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

6.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan Committee of the Company or such other person or entity designated by the Committee, or his, her or its office, as applicable:
(a) A written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;
(b) Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Committee, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Committee; and
(d) Full payment of the exercise price and applicable withholding taxes to the stock plan administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2.
6.3 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of the grant (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Participant, or (b) one year after the transfer of such Shares to such Participant.
ARTICLE 7
AWARD OF RESTRICTED STOCK
7.1 Award of Restricted Stock.
(a) The Committee is authorized to grant Restricted Stock to Employees, Non-Employee Directors and Consultants, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock.  In all cases, legal consideration shall be required for each issuance of Restricted Stock.
7.2 Rights as Shareholder. Subject to Section 7.4, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Committee, all the rights of a shareholder with respect to said Shares, subject to the restrictions in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Committee, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3.

7.3 Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Committee shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant's duration of employment, directorship or consultancy with the Company, Company performance, individual performance or other criteria selected by the Committee.  If the Committee does not provide a different schedule for Restricted Stock under an Award Agreement, then the forfeiture restrictions shall lapse, and the Restricted Stock shall vest in one-third increments on the first, second and third anniversary of the date of grant.  By action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.  Notwithstanding any provisions of this Agreement, any acceleration of vesting provisions in an employment agreement with respect to Restricted Stock will supersede the provisions of this Plan and the related Award Agreement, unless the employment agreement specifically states otherwise.
7.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, if no price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Participant's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide that upon certain events, including a Change in Control, the Participant's death, retirement or disability or any other specified Termination of Service or any other event, the Participant's rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.  Subject to the foregoing, all unvested or unearned Restricted Stock shall immediately expire and be forfeited on the date of Termination of Service, unless this provision is amended by the Committee in the Award Agreement.
7.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Restricted Stock.

7.6 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock, the Participant shall be required notify and deliver a copy of such election to the Company within seven (7) days of filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.  The Company has no, and shall incur no, liability or obligation with respect to the Section 83(b) election made, or not made, by such Participant.
ARTICLE 8
AWARD OF RESTRICTED STOCK UNITS
8.1 Grant of Restricted Stock Units. The Committee is authorized to grant Awards of Restricted Stock Units to any Employee, Non-Employee Director and Consultant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.
8.2 Purchase Price. The Committee shall specify the purchase price, if any, to be paid by the Participant to the Company with respect to any Restricted Stock Unit award.
8.3 Vesting of Restricted Stock Units.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Participant's duration of service to the Company or any Subsidiary, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.  If the Committee does not provide a different schedule for Restricted Stock Units under an Award Agreement, then the forfeiture restrictions shall lapse, and the Restricted Stock Units shall vest in one-third increments on the first, second and third anniversary of the date of grant.
8.4 Maturity and Payment. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Committee, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company's fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 11.4(e), transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Committee, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Committee.  Notwithstanding any provisions of this Agreement, any acceleration of vesting provisions in an employment agreement with respect to Restricted Stock Units will supersede the provisions of this Plan and the related Award Agreement, unless the employment agreement specifically states otherwise.

8.5 No Rights as a Shareholder. Unless otherwise determined by the Committee, a Participant of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Participant pursuant to the terms of this Plan and the applicable Award Agreement.
8.6 Effect of Termination of Service.  Effective upon the date of Termination of Service, all unvested or unearned Restricted Stock Units shall immediately expire and be forfeited, unless this provision is amended by the Committee in the Award Agreement.
ARTICLE 9
AWARD OF PERFORMANCE AWARDS
9.1 Performance Awards.
(a) The Committee is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Employee or Consultant.  The value of Performance Awards, including Performance Stock Units, may be linked to specific performance criteria determined by the Committee on a specified date or dates or over any period or periods and in such amounts as may be determined by the Committee.  Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Committee.
(b) Without limiting Section 9.1(a), the Committee may grant Performance Awards to any Employee or Consultant in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.
9.2 Term.  The term of a Performance Award shall be established by the Committee in its sole discretion.
9.3 Purchase Price. The Committee may establish the purchase price of a Performance Award.
9.4 Termination of Service. A Performance Award is distributable only while the Participant is an Employee, Director or Consultant, as applicable.  The Committee, however, in its sole discretion, may provide that the Performance Award may be distributed subsequent to the Participant's Termination of Service subject to terms and conditions determined by the Committee; provided that such Termination of Service also qualifies as a Separation From Service if applicable under Section 409A of the Code.

ARTICLE 10
STOCK PAYMENT AWARDS
10.1 Stock Payments. The Committee is authorized to make Stock Payments to any Employee, Non-Employee Director or Consultant.  The number or value of Shares of any Stock Payment shall be determined by the Committee.
10.2 Purchase Price. The Committee may establish the purchase price of a Stock Payment Award.
10.3 Termination of Service. A Stock Payment Award is distributable only while the Participant is an Employee, Non-Employee Director or Consultant.
ARTICLE 11
ADDITIONAL TERMS OF AWARDS
11.1 Payment. The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Committee in its sole discretion. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result an Award granted under the Plan. The Committee, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Participant to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Committee shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of Shares to pay the Option exercise price or any tax withholding obligation.

11.3 Transferability of Awards.
(a) Except as otherwise provided in Sections 11.3(b) and 11.3(c):
(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or the Participant's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and
(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof), unless the Award has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Participant's personal representative or by any person empowered to do so under the deceased Participant's will or under the then-applicable laws of descent and distribution.
(b) Notwithstanding Section 11.3(a), the Committee, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee without the consent of the Committee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan or Award Agreement otherwise provides, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant's spouse or domestic partner, as applicable, as the Participant's beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written or electronic consent of the Participant's spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is filed with the Committee prior to the Participant's death.
11.4 Conditions to Issuance of Shares.
(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b) All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures may be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Applicable Law. The Committee may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.
(c) The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Committee.
(d) No fractional Shares shall be issued and the Committee, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan adminstrator).

11.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:
(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or (z) the Participant incurs a Termination of Service for "cause" (as such term is defined in the sole discretion of the Committee, or as set forth in the Award Agreement relating to such Award); and
(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
ARTICLE 12
ADMINISTRATION
12.1 Committee. The Compensation Committee of the Board (or another committee or a subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Compensation Committee of the Board (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Compensation Committee of the Board (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall be an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term "Committee" as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee has the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement; provided that the rights or obligations of the Participant are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. Any such grant or Award need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b‑3 under the Exchange Act or any successor rule, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, are required to be determined in the sole discretion of the Committee.
12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.4 Authority of Committee. Subject to the Company's Amended and Restated Bylaws, the charter of the Committee and any specific designation in the Plan, the Committee has the exclusive power, authority and sole discretion to:
(a) Designate Employees, Non-Employee Directors and Consultants to receive Awards;
(b) Determine the type or types of Awards to be granted to each Employee, Non-Employee Director or Consultant;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d) Determine the terms and conditions of any Award, including, but not limited to, the exercise price, grant price, purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines, and amend any existing Awards;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;
(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan; and
(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2.
12.5 Decisions Binding. The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties.
12.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee (to the extent the Committee delegated its authority to the delegatee).

ARTICLE 13
MISCELLANEOUS PROVISIONS
13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's shareholders given within twelve (12) months before or after the action by the Committee, no action of the Committee may, except as provided in Section 13.2, increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, or otherwise amend or modify the Plan in a manner requiring shareholder approval under Applicable Law. Notwithstanding the foregoing, the Committee shall not take any of the following actions without shareholder approval, except as provided in Section 13.2: (i) reduce the exercise price following the grant of an Option; (ii) exchange an Option which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares; (iii) cancel an Option in exchange for a replacement option or another Award with a lower exercise price; or (iv) take any action that Nasdaq, or any other exchange on which the Common Stock is then listed, deems to be a re-pricing.  Except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date of the Plan (the "Expiration Date"). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares of the Company's stock or the share price of the Company's stock other than an Equity Restructuring, the Committee shall make equitable adjustments, if any, to reflect such change with respect to: (i)  the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested;
(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii) To make adjustments in the number and type of Shares of the Company's stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v) To provide that the Award cannot vest, be exercised or become payable after such event.
(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b), the Committee shall equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards, and/or the making of a cash payment. The Committee shall make such equitable adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Committee elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 13.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Committee's discretion.
(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Committee may cause any or all of such Award (or portion thereof) to (i) terminate in exchange for cash, rights or other property pursuant to Section 13.2(b)(i) or (ii) become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall notify the Participant that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.
(f) The Committee, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(g) No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions.
(h) The existence of the Plan, an Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(i) No other action shall be taken under this Section 13.2 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.
(j) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to sixty (60) days prior to the consummation of any such transaction.
13.3 Approval of Plan by Shareholders. The Plan shall be submitted for the approval of the Company's shareholders at the annual meeting of shareholders to be held in 2016.  The date of such shareholder approval shall be the Effective Date of the Plan, and added to this Plan on such date.
13.4 No Shareholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.
13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
13.7 Compliance with Laws. The Plan, the granting and vesting of Awards and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded under the Plan are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Colorado without regard to conflicts of laws thereof or of any other jurisdiction.
13.10 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and thereby avoid the application of any penalty taxes under such Section.  Notwithstanding anything else in this Plan, if the Committee determines that an Employee is a "specified employee" under Section 409A of the Code at the time of such Employee's Separation From Service, and the amount to be paid or distributed is "deferred compensation" under Section 409A of the Code, then any distribution that otherwise would be made to such Employee with respect to an Award hereunder, shall not be made until the date that is six months after the Separation From Service, or the Employee's death, if earlier.
13.11 No Right to Awards. No Employee, Non-Employee Director or Consultant or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat any Employee, Non-Employee Director, Consultant or any other person uniformly with other Participants.
13.12 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.13 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Amended and Restated Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
The Effective Date of the Plan is:  _____ __, 2016.

APPENDIX B
Attachment to
Articles of Amendment
 to the
Amended & Restated Articles of Incorporation
 of
Venaxis, Inc.
Pursuant to the provisions of the Colorado Business Corporation Act, Section 7-110-106 of the Colorado Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
The name of the corporation is Venaxis, Inc. (the "Company").
The Board of Directors and the shareholders of the Company have approved and duly adopted the following amendment to the Amended & Restated Articles of Incorporation.
Article FIRST is amended in its entirety to read as follows:
"FIRST:    The name of the corporation is Bioptix, Inc."
The preceding amendment to the Articles of Incorporation was duly adopted by the Board of Directors on October 6, 2016 and by the shareholders of the Company on November 30, 2016. The number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by the voting group.
The name and address of the individual who causes this document to be delivered for filing, and to whom the Secretary of State may deliver notice if this document is refused, is:
Anya P. B. Mallett
Ballard Spahr LLP
1225 17th Street, Suite 2300
Denver, CO 80202
(303) 292-2400

Dated the 1st day of December, 2016.
VENAXIS, INC.

By:
Jeffrey G. McGonegal, CFO

B-1

PROXY

VENAXIS, INC.
1585 South Perry Street
Castle Rock, Colorado 80104
 (303) 794-2000
ANNUAL MEETING OF SHAREHOLDERS – NOVEMBER 30, 2016
 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Venaxis, Inc. hereby constitutes and appoints Stephen T. Lundy and Jeffrey McGonegal, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Meeting of Shareholders to be held at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202 on November 30, 2016, beginning at 3:00 P.M. local time, and at any adjournment or adjournments thereof, upon the following:
Proposal One:  To elect the following six persons as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified:
Stephen T. Lundy	For / /	Withhold Authority to Vote / /
Gail S. Schoettler	For / /	Withhold Authority to Vote / /
Michael Beeghley	For / /	Withhold Authority to Vote / /
Susan A. Evans	For / /	Withhold Authority to Vote / /
Michael W. Routh	For / /	Withhold Authority to Vote / /
David E. Welch	For / /	Withhold Authority to Vote / /

Proposal Two:  Approval of an amendment and restatement of the Company's Equity Incentive Plan.
For / /	Against / /	Abstain / /

Proposal Three: Approval of an amendment to the Company's Articles of Incorporation to change the name of the Company to "Bioptix, Inc."
For / /	Against / /	Abstain / /

Proposal Four:  Approve, on an advisory basis, the compensation paid to the Company's Named Executive Officers for 2015.
For / /	Against / /	Abstain / /

Proposal Five:  Ratification of the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

For / /	Against / /	Abstain / /

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.   THE ABOVE-NAMED ATTORNEYS AND PROXIES SHALL HAVE THE DISCRETION TO VOTE YOUR SHARES AS TO ANY ADDITIONAL MATTER PROPERLY PRESENTED AT THE SPECIAL MEETING.
Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.
Date: _______________	____________________________________________
Signature(s)

Address if different from that on envelope:
____________________________________________
Street Address
____________________________________________
City, State and Zip Code

Please check if you intend to be present at the meeting: ____